                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                          PENNZOIL COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                     [LOGO]

                            ------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 7, 1998

                            ------------------------


DEAR SHAREHOLDER:                                                 March 30, 1998


    You are cordially invited to attend the annual meeting of shareholders to be held at the Wortham Theater Center, 500 Texas Avenue, Houston, Texas on May 7, 1998 at 10:00 a.m. For those of you who cannot be present at our 109th annual meeting, we urge that you participate by indicating your choices on the enclosed WHITE proxy card and completing and returning it at your earliest convenience.

    This booklet includes the notice of the meeting and the proxy statement, which contains information about the Board and its committees and personal information about each of the nominees for the Board. Other matters on which action is expected to be taken during the meeting are also described.

    Guy P. Wyser-Pratte, a self-styled event risk arbitrageur, has given notice that he intends to nominate himself for election as a director of the Company and to present eight proposals at the annual meeting. In the unanimous view of your Board of Directors, neither Mr. Wyser-Pratte's election to the Board nor adoption of any of his eight proposals would be in the best interests of the Company and its shareholders. YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE COMPANY'S NOMINEES TO THE BOARD AND "AGAINST" MR. WYSER-PRATTE'S PROPOSALS.

    It is important that your shares are represented at the meeting, whether or not you are able to attend personally. Accordingly, you are requested to sign, date and mail promptly the enclosed WHITE proxy card in the envelope provided.

    On behalf of the Board of Directors, thank you for your continued support.

/s/ James L. Pate

                                          James L. Pate
                                          Chairman of the Board
                                          and Chief Executive Officer

                                   IMPORTANT
     Your vote is important. Please take a moment to sign, date and promptly mail your WHITE proxy card in the postage prepaid envelope provided. REMEMBER, DO NOT RETURN ANY PROXY CARD SENT TO YOU BY MR. WYSER-PRATTE, NOT EVEN AS A VOTE OF PROTEST.
     If your shares are registered in the name of a broker, only your broker can execute a proxy and vote your shares and only after receiving your specific instructions. Please contact the person responsible for your account and direct him or her to execute a proxy on your behalf today. If you have any questions or need further assistance in voting, please contact the firm assisting us in the solicitation of proxies:
                               MORROW & CO., INC.
                        Call toll free at (800) 566-9061

TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS....................................................................          1

PROXY STATEMENT.............................................................................................          2

   I. Election of Directors.................................................................................          3

     Nominees...............................................................................................          4

     Directors with Terms Expiring in 1999 and 2000.........................................................          5

     Board Organization and Meetings........................................................................          6

     Director Remuneration..................................................................................          7

     Certain Transactions...................................................................................          7

     Security Ownership of Directors and Officers...........................................................          7

     Compliance with Section 16(a) of the Exchange Act......................................................          8

   II. Approval of Appointment of Independent Public Accountants............................................          8

  III. Shareholder Proposals................................................................................          8

  IV. Other Business........................................................................................         21

  Executive Compensation....................................................................................         22

     Summary Compensation Table.............................................................................         22

     Option/SAR Grants......................................................................................         23

     Option Exercises and 1997 Year-End Option/SAR Holdings.................................................         24

     Long-Term Incentive Awards.............................................................................         24

     Retirement Plan and Supplemental Agreements............................................................         24

     Termination of Employment and Change-in-Control Arrangements and
       Other Agreements.....................................................................................         25

     Other Matters..........................................................................................         26

  Compensation Committee Interlocks and Insider Participation...............................................         26

  Report of Compensation Committee on Executive Compensation................................................         27

  Performance Graph.........................................................................................         30

  Solicitation of Proxies...................................................................................         30

  Additional Information....................................................................................         31

     Security Ownership of Certain Shareholders.............................................................         31

     Shareholder Proposals for 1999 Meeting.................................................................         31

     Advance Notice Required for Shareholder Nominations and Proposals......................................         31

  Schedule I................................................................................................        I-1

  Schedule II...............................................................................................       II-1

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 7, 1998

TO THE SHAREHOLDERS OF

PENNZOIL COMPANY:

    The annual meeting of shareholders of Pennzoil Company will be held at the Wortham Theater Center, 500 Texas Avenue, Houston, Texas, on Thursday, May 7, 1998 at 10:00 a.m., Houston time, for the following purposes:

     1. To elect two directors.

     2. To approve the appointment of Arthur Andersen LLP as independent public accountants for 1998.

     3. To consider and vote upon possible proposals by Mr. Guy P. Wyser-Pratte to (i) amend the Company's By-laws to require the Company's Board of Directors to redeem the rights issued under the Company's shareholder rights plan (or take other action to render the rights inapplicable) at a specified time following certain types of tender and exchange offers, unless the Board's decision not to do so is approved by a vote of shareholders; (ii) amend the Company's By-laws to require a unanimous vote of all directors of the Company for certain corporate action; (iii) amend the Company's By-laws to allow calling of special meetings of shareholders by shareholders entitled to cast 10% of the votes; (iv) amend the Company's By-laws to change the advance notice procedures for director nominations and shareholder proposals; (v) amend the Company's By-laws to deny the Board the power to alter, amend or repeal the new By-laws being proposed by Mr. Wyser-Pratte, if they are adopted by the shareholders, as well as certain existing sections of the By-laws that would be affected by Mr. Wyser-Pratte's other proposals, regardless of whether those other proposals are approved; (vi) amend the Company's By-laws to elect not to be governed by Section 203 of the Delaware General Corporation Law; (vii) repeal any By-laws adopted by the Company's Board of Directors since November 1, 1997; and (viii) adopt a resolution recommending that the Company pay Mr. Wyser-Pratte's proxy solicitation and litigation expenses.

     4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    The Board of Directors has fixed the close of business on March 23, 1998 as the record date for determining shareholders entitled to notice of and to vote at the meeting.

    You are cordially invited to attend the meeting in person. Even if you plan to attend the meeting, however, you are requested to mark, sign, date and return the accompanying WHITE proxy card as soon as possible.

                                          By Order of the Board of Directors

                                                          Linda F. Condit
                                                      Vice President and
                                                      Corporate Secretary


March 30, 1998
Pennzoil Place, P. O. Box 2967
Houston, Texas 77252-2967

   [LOGO]

PROXY STATEMENT


    This Proxy Statement and the accompanying WHITE proxy card are being mailed to shareholders beginning on or about March 31, 1998. They are furnished in connection with the solicitation by the Board of Directors of Pennzoil Company (the "Company") of proxies from the holders of the Company's common stock ("Common Stock") for use at the annual meeting of shareholders to be held at the time and place set forth in the accompanying notice and at any adjournment or postponement thereof (the "Annual Meeting").


    All duly executed WHITE proxies received prior to the meeting will be voted in accordance with the choices specified thereon. As to any matter for which no choice has been specified in a duly executed WHITE proxy, the shares represented thereby will be voted FOR the election as directors of the nominees listed herein, FOR approval of the appointment of Arthur Andersen LLP as the Company's independent public accountants, AGAINST the Wyser-Pratte Proposals (as defined below) and in the discretion of the persons named in the proxy in connection with any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof. A shareholder giving a proxy may revoke it at any time before it is voted at the Annual Meeting by filing with the Corporate Secretary an instrument revoking it, by delivering a duly executed proxy bearing a later date or by appearing at the Annual Meeting and voting in person.

    At the Annual Meeting, shareholders may also be asked to consider and vote upon eight proposals that may be advanced by Mr. Guy P. Wyser-Pratte. Mr. Wyser-Pratte has given notice that he intends to nominate himself as a director and to present eight proposals at the Annual Meeting as described below under "Shareholder Proposals." Mr. Wyser-Pratte's proposals are collectively referred to herein as the "Wyser-Pratte Proposals."

    YOUR BOARD OF DIRECTORS UNANIMOUSLY OPPOSES MR. WYSER-PRATTE'S SOLICITATION OF PROXIES AND URGES YOU NOT TO SIGN OR RETURN ANY GOLD PROXY CARD SENT TO YOU BY MR. WYSER-PRATTE. THE BOARD RECOMMENDS THAT YOU VOTE FOR THE BOARD'S NOMINEES, FOR RATIFICATION OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS AND AGAINST THE WYSER-
PRATTE PROPOSALS.

    Whether or not you have previously signed a proxy card sent by Mr. Wyser-Pratte, your Board of Directors urges you to support the Board by signing, dating and promptly mailing the enclosed WHITE proxy card. By signing and dating the WHITE proxy card, you will revoke any earlier dated proxy card solicited by Mr. Wyser-Pratte which you may have signed. Do not return any GOLD proxy card sent to you by Mr. Wyser-Pratte. The only way to support your Board's nominees and recommendations is to sign, date and return the Company's WHITE proxy card.

    As of March 23, 1998, the record date for determining shareholders entitled to vote at the Annual Meeting, the Company had outstanding and entitled to vote 47,643,118 shares of Common Stock. Each share entitles the holder to one vote on each matter submitted to a vote of shareholders and to cumulative voting in the election of directors. The requirement for a quorum at the Annual Meeting is the presence in person or by proxy of holders of a majority of the outstanding shares of Common Stock. In cumulative voting for directors, each shareholder is entitled to a number of votes equal to the number of shares held multiplied by the number of directors to be elected; the shareholder may cast all such votes for a single director or may cast them for any or all of the nominees in any manner the shareholder chooses. Information regarding the vote required for approval of other particular matters is set forth in the discussion of those matters appearing elsewhere in this Proxy Statement.

    The Board of Directors has adopted a resolution establishing the order in which matters coming before the Annual Meeting will be considered. This resolution provides that matters brought before the meeting will be considered and voted upon in the order in which they are presented in this proxy statement and the accompanying notice, which in the case of the Wyser-Pratte Proposals is the same order in which Mr. Wyser-Pratte listed them in his advance notice to the Company pursuant to Article I, Section 10 of the Company's By-laws.

I.  ELECTION OF DIRECTORS

    Two directors are to be elected for a three-year term expiring on the date of the annual meeting in 2001 (or until their respective successors are duly elected and qualified). The names of Messrs. W. L. Lyons Brown, Jr. and Ernest
H. Cockrell will be placed in nomination, and the persons named in the WHITE proxies solicited by your Board of Directors will vote in favor of these two nominees except to the extent authority to so vote is withheld. Messrs. Brown and Cockrell are directors of the Company whose current terms expire at the Annual Meeting. After more than 25 years of dedicated service to the Company, Mr. W. J. Bovaird, a director whose term expires in 1998, will not be standing for re-election to the Board of Directors and will retire from the Board immediately prior to the Annual Meeting.


    The Board of Directors decided on March 12, 1998 not to nominate a new director to succeed Mr. Bovaird and, accordingly, adopted an amendment to the By-laws reducing the size of the Board to ten effective upon Mr. Bovaird's retirement immediately prior to the Annual Meeting. The Company's Restated Certificate of Incorporation provides that the size of the Board of Directors is to be fixed from time to time in the By-laws at not less than three nor more than thirteen. The Board of Directors has taken action under this provision from time to time to vary the size of the Board and in recent years has acted to reduce the Board's size (for example, the size of the Board was reduced from fifteen to ten in 1994).



    In deciding not to nominate a new director to succeed Mr. Bovaird and to reduce the size of the Board to ten in connection with the Annual Meeting, the Board of Directors took into account the difficulty of attracting qualified director candidates willing to participate in a high-profile proxy contest and related controversy, including Stephen D. Chesebro', the Company's President and Chief Operating Officer, who chose for this reason not to join the Board in early 1998 as had been previously announced. The Board also took into account that the reduction in Board size would have the effect of increasing the minimum number of votes needed to elect Mr. Wyser-Pratte as a director under cumulative voting from 25% of the shares voting, plus one vote (applicable to three positions to be filled), to 33 1/3% of the shares voting, plus one vote (when two positions are being filled). The reasons the Board opposes the election of Mr. Wyser-Pratte are discussed in greater detail below.


    The persons named in the WHITE proxy card may act with discretionary authority in the event of cumulative voting or if any nominee should become unavailable for election, although management is not currently aware of any circumstances likely to result in the exercise of discretionary authority with respect to cumulative voting. There are no conditions precedent to the exercise of cumulative voting. In accordance with the Company's By-laws, the two directors will be elected by a plurality of the votes cast.

    NOMINEES -- The following summaries set forth information concerning the two nominees for election as directors at the meeting, including each nominee's age, position with the Company, if any, and business experience during the past five years.

                                NAME, AGE AND BUSINESS EXPERIENCE
                  --------------------------------------------------------------
                  W. L. LYONS BROWN, JR. served as Chairman of the Board of
    [PHOTO]       Brown-Forman Corporation, a major diversified producer and marketer of fine quality consumer products, until his
                  retirement in 1995. He was also Chief Executive Officer of
                  Brown-Forman Corporation from 1975 until 1993. He has served as a director of the Company since 1991 and is a member of the
                  Audit Committee of the Board. Mr. Brown is also a director of
                  Essex International Inc. and Westvaco Corporation and an
                  advisory director of Bessemer Holdings, L.P. He is 61 years of age and lives in Prospect, Kentucky. Mr. Brown and affiliates beneficially own an aggregate of 9,821 shares of Common Stock of the Company. See page 7.

                  ERNEST H. COCKRELL has been engaged for more than the past
    [PHOTO] five years in oil and gas exploration and production. He has served as a director of the Company since 1978 and is Chairman of the Compensation Committee and a member of the Audit and Executive Committees of the Board. Mr. Cockrell is also a director of Denali Incorporated, Southwest Bancorporation of
                  Texas, Inc. and Southwest Bank of Texas. He is 52 years of age and lives in Houston. Mr. Cockrell, family partnerships and affiliates beneficially own an aggregate of 419,066 shares of Common Stock of the Company. See page 7.

    Your Board of Directors believes Messrs. Brown and Cockrell have strong qualifications based on their business experience, their knowledge of the Company and its businesses and their contributions to the Company over years of prior service on the Board of Directors.


    Your Board believes that Mr. Wyser-Pratte, a takeover stock speculator and arbitrageur, has interests and objectives that differ from those of the Company's stockholders generally. According to Mr. Wyser-Pratte's preliminary proxy statement dated March 20, 1998, he became a stockholder of the Company only AFTER Union Pacific Resources Group Inc. ("UPR") commenced its unsolicited tender offer for the Company's Common Stock, and over 90% of the shares he reports as beneficially owned by him were purchased AFTER the Board determined that UPR's offer was inadequate and that the interests of the Company and its stockholders would best be served by the Company remaining independent. Your Board of Directors believes that Mr. Wyser-Pratte's objective is to capitalize on short-term arbitrage opportunities, with little or no consideration given to investing in a company for long-term value creation. Since such a strategy is inconsistent with the longer-term strategy your Board believes will best serve the interests of the Company and its stockholders, the Board believes that the election of Mr. Wyser-Pratte would only create a discordant voice on the Board and would not serve any useful objective. The Board believes that the election of Mr. Wyser-Pratte would create the potential for significant distraction and disruption, particularly in light of Mr. Wyser-Pratte's pattern of using press releases and other publicity to advance his own agenda.


    YOUR BOARD OF DIRECTORS UNANIMOUSLY OPPOSES THE ELECTION OF MR. WYSER-PRATTE TO THE BOARD AND URGES YOU TO VOTE 'FOR' THE BOARD'S NOMINEES, MESSRS. BROWN AND COCKRELL.

    DIRECTORS WITH TERMS EXPIRING IN 1999 AND 2000 -- The following summaries set forth information concerning the eight directors of the Company whose present terms of office will continue until 1999 or 2000, including each director's age, position with the Company, if any, and business experience during the past five years.

                                NAME, AGE AND BUSINESS EXPERIENCE
                  --------------------------------------------------------------
                  HOWARD H. BAKER, JR. has been a partner with the law firm of
    [PHOTO]       Baker, Donelson, Bearman & Caldwell since 1988. From 1987 to
                  1988, he was Chief of Staff to the President of the United
                  States. Mr. Baker also served three terms as a member of the
                  United States Senate and was Senate Majority Leader from 1981 to 1985 and Minority Leader from 1977 to 1981. He has served as a director of the Company since 1991 and is a member of the
                  Finance Committee of the Board. Mr. Baker is a director of
                  United Technologies Corporation and a regent of the
                  Smithsonian Institution. He is 72 years of age and lives in
                  Huntsville, Tennessee. Mr. Baker's current term as a director of the Company expires in 2000.

                  HARRY H. CULLEN has been engaged for more than the past five
    [PHOTO] years in oil and gas exploration and production. He has served as a director of the Company since 1992 and is a member of the Compensation and Executive Committees of the Board. Mr. Cullen is also a director of Cullen/Frost Bankers, Inc. He is 62 years of age and lives in Houston. Mr. Cullen's current term as a director of the Company expires in 2000.

                  ALFONSO FANJUL has been Chairman of the Board and Chief
    [PHOTO] Executive Officer of Florida Crystals Corporation (sugar) for more than the past five years. He is also Chairman of the Board, President and Chief Executive Officer of Central Romana
                  Corporation, Ltd. (sugar, cattle, real estate and resorts).
                  Mr. Fanjul has served as a director of the Company since 1984 and is a member of the Compensation Committee of the Board. He is 60 years of age and lives in Palm Beach, Florida and La
                  Romana, Dominican Republic. Mr. Fanjul's current term as a director of the Company expires in 1999.

                  BERDON LAWRENCE has been President of Hollywood Marine, Inc.,
    [PHOTO] a Gulf Coast operator of tank barges and tow boats handling petrochemical and petroleum products, for more than the past five years. Mr. Lawrence has served as a director of the Company since 1990 and is a member of the Executive Committee of the Board. He is 55 years of age and lives in Houston. Mr.
                  Lawrence's current term as a director of the Company expires in 1999.

                                NAME, AGE AND BUSINESS EXPERIENCE
                  --------------------------------------------------------------

                  JAMES L. PATE was named Chairman of the Board of the Company
    [PHOTO]       in 1994 and Chief Executive Officer in 1990. He served as
                  President of the Company from 1990 until December 1997. Mr.
                  Pate has served as a director of the Company since 1989, is Chairman of the Executive Committee of the Board and is Chairman of the Finance Committee of the Board. Mr. Pate is also a director of Bowater Incorporated. He is 62 years of age and lives in Houston. Mr. Pate's current term as a director of the Company expires in 2000.

                  BRENT SCOWCROFT is a consultant on national and international
    [PHOTO] security affairs. From 1989 to 1993, he was Assistant to the President of the United States for National Security Affairs.
                  He has served as a director of the Company since 1993 and is a member of the Finance Committee of the Board. Mr. Scowcroft is also a director of Qualcomm Incorporated. He is 73 years of age and lives in Bethesda, Maryland. Mr. Scowcroft's current term as a director of the Company expires in 1999.

                  GERALD B. SMITH has been Chairman and Chief Executive Officer
    [PHOTO] of Smith, Graham & Co. Asset Managers L.P., a fixed income investment management firm, for more than the past five years.
                  He is a member of the management board of Rorento N.V., a director of Sisters of Charity of the Incarnate Word
                  Healthcare System and a member of the audit committee of Northern Borders Partners, L.P. He is 47 years of age and lives in Houston. Mr. Smith's current term as a director of the Company expires in 2000.

                  CYRIL WAGNER, JR. has been a partner in Wagner & Brown, a firm
    [PHOTO] involved in oil and gas exploration and production, for more than the past five years. He has served as a director of the Company since 1992 and is Chairman of the Audit Committee of the Board. Mr. Wagner is also a director of Chase Bank of Texas, N.A. He is 64 years of age and lives in Midland, Texas.
                  Mr. Wagner's current term as a director of the Company expires in 1999.

    BOARD ORGANIZATION AND MEETINGS -- The members of the Audit Committee and the Compensation Committee of the Board of Directors indicated in the above summaries are not employees of the Company. The Audit Committee of the Board recommends the appointment of independent public accountants to conduct audits of the Company's financial statements, reviews with the independent accountants the plan and results of the auditing engagement, approves other professional services provided by the independent accountants and evaluates the independence of the accountants. The Audit Committee also reviews the scope and results of procedures for internal auditing of the Company and the adequacy of the Company's system of internal accounting controls. The Compensation Committee approves, or in some cases recommends to the Board, remuneration arrangements and compensation plans involving the

Company's directors, executive officers and certain other employees whose compensation exceeds specified levels. The Compensation Committee also acts on the granting of stock options and conditional stock units under the Company's stock option plans and conditional stock award programs. The Board does not have a standing nominating committee or other committee performing a similar function.

    During 1997, the Board of Directors held nine meetings. During 1997, the Audit Committee met two times, and the Compensation Committee met six times. During 1997, all members of the Board of Directors attended at least 75% of the total of all Board meetings and applicable committee meetings.

    DIRECTOR REMUNERATION -- Each director, other than a regularly employed officer of the Company, receives a director's fee of $30,000 per annum for service on the Board of Directors and a committee fee of $2,000 per committee per annum for service on the Audit, Executive, Finance and Compensation Committees. Each such director also receives an additional fee of $1,000 for each Board, Executive Committee or other committee meeting attended. All directors are reimbursed for their travel and other expenses involved in attendance at Board and committee meetings. In addition, Mr. Scowcroft received $100,000 in 1997 in remuneration for services as a director consulting on special international projects.

    CERTAIN TRANSACTIONS -- Mr. Baker is a partner in the law firm of Baker, Donelson, Bearman & Caldwell, which provides legal services to the Company from time to time in connection with certain matters.

    SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS -- The following tabulation sets forth the shares of Common Stock of the Company beneficially owned directly or indirectly as of March 5, 1998 (i) by the Board's nominees for director, other directors, the chief executive officer and the four other most highly compensated executive officers and (ii) by all the foregoing and other current executive officers of the Company as a group.


                                                                         SHARES OF COMMON STOCK   PERCENTAGE
                                 NAME                                    BENEFICIALLY OWNED (1)    OF CLASS
-----------------------------------------------------------------------  -----------------------  -----------
David P. Alderson, II..................................................             72,554             *
Howard H. Baker, Jr....................................................              5,000             *
W. J. Bovaird..........................................................              6,535             *
W. L. Lyons Brown, Jr. (2).............................................              9,821             *
Stephen D. Chesebro'...................................................             19,166             *
Ernest H. Cockrell (2).................................................            419,066             *
Harry H. Cullen........................................................             16,115             *
Alfonso Fanjul (2).....................................................             30,700             *
Donald A. Frederick....................................................              6,666             *
Berdon Lawrence........................................................             15,000             *
James L. Pate..........................................................            338,374             *
Brent Scowcroft........................................................              3,500             *
James W. Shaddix.......................................................             80,523             *
Gerald B. Smith........................................................              2,000             *
Cyril Wagner, Jr.......................................................             19,900             *
All the above and all other current executive
 officers as a group (21 persons)......................................          1,236,480              2.6%


------------

(1) Pursuant to regulations of the Securities and Exchange Commission (the "SEC"), securities must be listed as beneficially owned by a person who directly or indirectly holds or shares the power to vote or dispose of the securities, whether or not the person has any economic interest in the securities. In addition, a person is deemed a beneficial owner if he has the right to acquire beneficial ownership within 60 days, including upon exercise of a stock option or conversion of a convertible security. Securities owned by certain family members are included in the foregoing table even in certain instances where the possession or sharing of voting or dispositive power is not acknowledged. The tabulation also includes shares subject to stock options exercisable within 60 days (65,966 for Mr. Alderson, 16,666 for Mr. Chesebro', 6,666 for Mr. Frederick, 309,866 for Mr. Pate, 67,556 for Mr. Shaddix and 643,194 for all the above and all other current executive officers as a group).


(2) Certain persons have shared voting and dispositive power with respect to certain shares of Common Stock in the above tabulation as follows: Mr. Brown, 3,321 shares, which are held by charitable foundations of which Mr. Brown is a member of the governing body; Mr. Cockrell, 419,066 shares, 409,066 of which are held by family partnerships and 10,000 of which are held by a charitable foundation of which Mr. Cockrell is an officer; and Mr. Fanjul, 30,500 shares, which are held by corporations in which Mr. Fanjul is controlling shareholder.

*   Less than 1%.

    COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT -- Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers to file with the SEC and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock. Based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all its directors and executive officers during 1997 complied on a timely basis with all applicable filing requirements under Section 16(a) of the Exchange Act, except that Mr. Fanjul, a director of the Company, did not timely file a report indicating ownership of 200 shares of Common Stock by a corporation of which he is controlling shareholder; Mr. Fanjul has subsequently made the filing.

II.  APPROVAL OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors, upon recommendation of its Audit Committee, has approved and recommends the appointment of Arthur Andersen LLP as independent public accountants to conduct an audit of the Company's financial statements for the year 1998. This firm has acted as independent public accountants for the Company for many years.

    Members of Arthur Andersen LLP will attend the Annual Meeting and will be available to respond to questions which may be asked by shareholders. Such members will also have an opportunity to make a statement at the meeting if they desire to do so.

    The Board of Directors recommends that shareholders approve the appointment of Arthur Andersen LLP as the Company's independent public accountants. In accordance with the Company's By-laws, approval of the appointment of independent public accountants will require the affirmative vote of a majority of the shares of Common Stock voted at the meeting. Accordingly, abstentions and broker non-votes applicable to shares present at the meeting will not be included in the tabulation of votes cast on this matter.

III.  SHAREHOLDER PROPOSALS

    Mr. Guy P. Wyser-Pratte has given notice of his intention to nominate himself as a director and to present the following eight Wyser-Pratte Proposals (listed below) at the Annual Meeting. The Board of Directors is unanimously opposed to all of the Wyser-Pratte Proposals for the reasons indicated.

    (1) THE RIGHTS WITHDRAWAL PROPOSAL

    The first proposal by Mr. Wyser-Pratte is to adopt a by-law that would require the Board of Directors, at a specified time after the commencement of an offer to purchase all outstanding shares of Common Stock meeting certain pricing and financing requirements, to redeem the rights issued under the Company's shareholder rights plan (or otherwise take action so that the existence of the rights does not interfere with the consummation of the offer), unless the Board's decision not to do so is approved by a vote of shareholders. The text of this proposal (referred to herein as the "Rights Withdrawal Proposal") is as follows:

        "RESOLVED, that the Shareholders hereby amend the Company's By-laws by adding a new Article IX, which shall read as follows:

           'If an Offer is made to purchase all of the Common Stock, the Board of Directors shall at the request of any shareholder Withdraw the Poison Pill at the end of the ninetieth day after such Offer is first published or sent to security holders unless the decision of the Board of Directors not to Withdraw the Poison Pill at such time is approved by a vote of a majority of the votes which all shareholders are entitled to cast (i.e., by the vote of a majority of the outstanding shares entitled to vote) at a meeting of shareholders which is held on or before such ninetieth day, which meeting has a Conforming Record Date (as defined below); provided, however, that the Board of Directors shall not be required to Withdraw the Poison Pill at the end of such ninetieth day unless at such time such Offer has an expiration date which is at least ten business days thereafter.

       "Withdraw the Poison Pill" shall mean redeem the outstanding Rights under the Rights Agreement between the Company and Chemical Bank, as Rights Agent or take other action so that the existence of such Rights does not interfere with the consummation of such Offer. A "Conforming Record Date" shall mean a record date that is at least five business days after the date on which the Company files its statement of position with respect to such offer in accordance with Rule 14e-2 of the Securities Exchange Act of 1934, as amended. An "Offer" shall mean either (a) a Fully Financed offer to purchase all the Company's outstanding shares of Common Stock for cash by means of a tender offer at a price that is least [sic] 25% greater than the average closing price of such shares on the New York Stock Exchange during the twenty trading days prior to the date on which such offer is first publicly disclosed ("Prior Market Price") or (b) any offer to acquire all the Company's outstanding shares of Common Stock by means of a tender offer or exchange offer if the average closing price of such shares on the New York Stock Exchange during the five trading days following the date on which such offer is first publicly disclosed is at least 25% greater than the Prior Market Price. If there is another Offer outstanding at the time such offer is first publicly disclosed then the references to 25% in the preceding sentence shall be changed to 10%[.] An offer is "Fully Financed" if the offer is not subject to a financing contingency and the offeror has a reasonable basis for believing that it has sufficient financing available to consummate the offer. This Bylaw shall apply to Offers that are outstanding when this Bylaw is adopted, but the ninety-day period provided for in this Bylaw shall not begin to run until this Bylaw is adopted."'

    YOUR BOARD OF DIRECTORS UNANIMOUSLY URGES YOU TO VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS.

    Although the issue has not been decided by a Delaware court, the Company has received an opinion of its special Delaware counsel, Richards, Layton & Finger, to the effect that the by-law set forth in the Rights Withdrawal Proposal would not be valid under Delaware law. The opinion states that, although no Delaware case directly addresses a by-law such as that embodied in the Rights Withdrawal Proposal, Delaware case law under Section 141(a) of the Delaware General Corporation Law (the "General Corporation Law") has recognized that among the powers conferred upon a board of directors under Section 141(a) is the power to adopt and maintain defensive measures (REVLON V. MACANDREWS & FORBES HOLDINGS, INC., 506 A. 2d 173, 181 (Del. 1986)), specifically including a shareholder rights plan (MORAN V. HOUSEHOLD INT'L, INC., 500 A. 2d 1346 (Del. 1985)), prior to or in response to a takeover proposal.

    The opinion received by the Company is based on Section 141(a), which provides that "[t]he business and affairs of every corporation organized under this chapter shall be managed by or under the direction of a board of directors, except as may be otherwise provided in this chapter or in its certificate of incorporation," and on Section 157 of the General Corporation Law, which confers on a corporation's board of directors the authority to issue rights and to establish the terms of such rights. The opinion of the Company's special Delaware counsel notes that both of the foregoing sections provide that the authority of a corporation's board of directors may be limited by the corporation's certificate of incorporation, but that neither section provides that such authority may be limited by a by-law. According to the opinion of the Company's special Delaware counsel, based on the authority vested in the board of directors by both Section 141(a) and Section 157, the Delaware courts have repeatedly deferred to the discretion of boards of directors in the context of the adoption, maintenance and redemption of rights plans, subject only to a fact-specific inquiry as to whether the board has satisfied its fiduciary duties, including the requirement that the use of the rights plan be reasonable in relation to the threat posed. Such counsel believes that the extensive body of Delaware case law regarding rights plans (MORAN V. HOUSEHOLD INT'L, INC., SUPRA; PARAMOUNT COMMUNICATIONS INC. V. TIME INC., 571 A. 2d 1140 (Del. 1989); REVLON, SUPRA) is inconsistent with the concept of stockholder-dictated action controlling the use of a rights plan.

    The opinion of the Company's special Delaware counsel notes Mr. Wyser-Pratte's asserted belief that his by-law proposal is authorized by Section 109 of the General Corporation Law, which gives stockholders the power to "adopt, amend or repeal bylaws," and which states that "[t]he bylaws may contain any provision, not inconsistent with law or with the certificate of incorporation, relating to the business of the corporation, the conduct of its affairs, and its rights or powers or the rights or powers of its stockholders, directors, officers or employees." In the opinion of Pennzoil's special Delaware counsel, Mr. Wyser-Pratte's asserted belief cannot be reconciled with established principles of Delaware law and is incorrect. The opinion of Pennzoil's special Delaware counsel notes that, although no Delaware case has directly addressed the interplay of Sections 141(a) and 109(b) of the General Corporation Law, such counsel are of the view that Mr. Wyser-Pratte has misconstrued Section 109(b) and the language "except as may be otherwise provided in this chapter" contained in Section 141(a) qualifying the board's authority. According to the opinion received by the Company, commentators on the General Corporation Law generally agree that the "except as may be otherwise provided in this chapter" language of Section 141(a) refers only to specific provisions of the General Corporation Law which expressly authorize a departure from the general rule of management by directors, and not to open-ended provisions such as Section 109(b). Moreover, even if Mr. Wyser-Pratte's interpretation of Section 141(a) were correct,
Section 157 dealing with the authority of a board of directors to issue rights does not contain any such exception. Finally, such counsel are of the opinion that a by-law provision such as that embodied in the Rights Withdrawal Proposal that requires a board of directors to take action, even in disregard of what it considers its fiduciary duties to require, would be invalid.

    In the latter connection, the Board of Directors opposes the Rights Withdrawal Proposal because, as acknowledged by Mr. Wyser-Pratte, it could actually require the Board to act contrary to its best judgment and in a manner opposed to what the Board believed its fiduciary duties required. The Board believes, as repeatedly stated by the Delaware courts, that a board of directors has the affirmative legal duty to respond to and resist takeover attempts that it determines in good faith to be contrary to the best interests of the corporation and its shareholders. As a general matter, the Board believes that a corporation's board of directors is the proper body to decide whether the corporation is "for sale" and to evaluate the merits of takeover proposals. In this connection, Delaware courts have held that a board of directors, while always required to act in an informed manner, is not under any PER SE duty to maximize shareholder value in the short term, or to follow the wishes of stockholders with short-term goals, even in the context of a takeover. In addition, the Board of Directors believes, as the Delaware courts have recognized, that the stockholders may not have all the information possessed by a corporation's board of directors regarding the corporation's business and future prospects. If a board determines that a sale is in the best interests of the corporation and its stockholders, the Board believes that it is the board that is in the best position to negotiate and conclude a transaction in a timely manner.

    The Rights Withdrawal Proposal contains a number of specific terms that the Board believes are not in the best interest of the Company and its stockholders. For example, whether an offer is "Fully Financed" is determined in part by whether the OFFEROR "has a reasonable basis for believing it has sufficient financing available to consummate the offer." The Company might well have difficulty applying this subjective test which is dependent on whether a third party has a reasonable basis for its belief, thus possibly leading to uncertainty regarding the Board's powers in a situation critical to the Company and its shareholders. Moreover, highly conditional offers that might not be bona fide acquisition proposals could constitute "Offers" within the meaning of Mr. Wyser-Pratte's proposal.

    Mr. Wyser-Pratte's proposed by-law, had it been in effect, would not, by its terms, have applied to the offers made last year by UPR for the Common Stock. UPR's original tender offer/stock merger proposal made on June 23, 1997 would not have constituted an "Offer" under the by-law because it was not a tender or exchange offer to acquire all the Company's outstanding Common Stock. The revised offer made by UPR on October 7, 1997 would not have constituted an "Offer," because it would not have met the requirement for a 25% premium over the average closing price of the Common Stock during the 20 trading days prior to October 7, 1997, or even a 10% premium (if that provision were, contrary to the manner in which the by-law is drafted, deemed applicable).

    (2) BY-LAW PROPOSAL IMPOSING BOARD UNANIMITY REQUIREMENT FOR DEFENSIVE
     ACTION

    Mr. Wyser-Pratte has given notice that he will propose the adoption of a by-law that would require a UNANIMOUS vote of all directors then in office in order to take certain "Defensive Actions" unless such actions are approved by the Company's stockholders. According to Mr. Wyser-Pratte's proxy statement, "[i]f this bylaw is adopted and Wyser-Pratte is elected to the board, Wyser-Pratte's vote would be required to approve any Defensive Action by the board."

    According to the notice submitted to the Company, Mr. Wyser-Pratte's proposal in this regard (referred to herein as the "Board Unanimity Proposal") is as follows:

        "RESOLVED, that the Shareholders hereby amend the Company's Bylaws by adding a new Article X, which shall read as follows:

           'Notwithstanding any provision to the contrary contained in these Bylaws, the unanimous vote of all the directors then in office shall be required to approve any Defensive Action by the board of directors, provided, however, that any such Defensive Action may be authorized by the vote of a majority of the directors present at a meeting at which a quorum is present if such authorization is ratified by a vote of a majority of the votes which all shareholders are entitled to cast (i.e., by the vote of a majority of the outstanding shares entitled to vote). 'Defensive Action' shall mean any action by the board with the purpose or effect, in whole or in part, of impeding a change in control of the Company or increasing the board's power to impede such a change in control in the future, including without limitation (1) the extension of the expiration date of the Company's Shareholder Rights Plan past October 28, 1999 or the addition of a "Dead Hand" provision to such Plan, or (2) the expenditure of any corporate funds on a proxy contest against a shareholder of the Company (including litigation in connection with such proxy contest), unless the Company agrees to reimburse all such costs incurred by such shareholder if 10% of the Company's shares are voted in favor of any of such shareholder's proposals; provided, however, that (a) subject to clauses (1) and (2) of this sentence, if an offer is made to acquire the Company or all of the Company's shares, and the Board determines (by a vote of a majority of the directors present at a meeting at which a majority of the directors are present) that such offer will maximize the company's value at a sale for the stockholders' benefit, no action taken by the Board to facilitate such offer shall be a Defensive Action within the meaning of this Article X and (b)the term "Defensive Action" shall not include a decision by the board not to redeem the outstanding Rights under the Rights Agreement between the Company and Chemical Bank, as Rights Agent or to take other action so that the existence of such Rights does not interfere with the acquisition of the Company's shares or an offer to acquire such shares. A "Dead Hand" provision shall mean any provision of the Rights agreement between the Company and Chemical Bank, as Rights Agent, or any related document (the "Poison Pill") that limits in any way the voting power of directors elected after a certain date or event on matters relating to the Poison Pill, compared to either the voting power of directors elected prior to such date or event or the voting power of directors elected on the recommendation of directors elected prior to a specified date or event."'

    YOUR BOARD OF DIRECTORS UNANIMOUSLY URGES YOU TO VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS.


    The Board of Directors believes that this proposal is ill-advised because it could result in situations in which the Board would be prevented from taking action even though a clear majority on the Board believed the action being considered was in the best interests of the Company and its stockholders. As Mr. Wyser-Pratte acknowledges in his preliminary proxy statement dated March 20, 1998, "[if] this bylaw is adopted and Wyser-Pratte is elected to the board, Wyser-Pratte's vote would be required to approve any Defensive Action by the board." The Board of Directors believes that, in all events, it is inappropriate and inadvisable to give any single board member a veto power over the Board's decisions. More specifically, the Board of Directors believes it is simply irresponsible to vest in a single director (especially one who is a takeover stock speculator and arbitrageur) the power unilaterally to paralyze the Board from taking defensive action in the context of an unsolicited takeover proposal.

    Mr. Wyser-Pratte acknowledges that there are no Delaware cases considering the proposed by-law. He asserts, however, that "[a] unanimous vote requirement for action by the board is authorized by Section 141(b) of the Delaware General Corporation Law which states in relevant part: 'The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors unless the certificate of incorporation or the bylaws shall require a vote of a greater number.' " In support of the proposed by-law, Mr. Wyser-Pratte cites FRANTZ MFG. CO. V. EAC INDUS., 501 A. 2d 401, 407 (Del.
1985), in which, according to Mr. Wyser-Pratte, "the Delaware Supreme Court ruled that a majority shareholder may adopt a bylaw requiring a unanimous vote for action by the board in order 'to limit the Frantz board's anti-takeover maneuvering after EAC had gained control of the corporation.' " However, the Board believes that the FRANTZ decision is not applicable here because the Delaware Supreme Court's conclusion was tied to the specific facts before it, i.e., a majority stockholder's efforts to avoid being disenfranchised. Here, rather than protecting a majority stockholder from disenfranchisement, Mr. Wyser-Pratte's proposed by-law in fact would achieve the opposite result -- it would enable shareholders having only a small minority of the shares to seize negative control of the Company in takeover matters, through the simple expedient of electing (by cumulative voting) only a single director at a meeting of stockholders, which director could then block actions of the Board of Directors necessary to protect the Company and the substantial majority of its shareholders.

    The Board also believes that the unanimity requirement is inadvisable because the scope of the matters subject to its requirements is unclear and could create undesirable uncertainty as to whether the unanimity requirement applied to a particular action. The by-law defines "Defensive Action" to include, with certain exceptions, "any action with the purpose or effect, in whole or in part, of impeding a change in control of the Company or increasing the board's power to impede such a change in control in the future." The Board believes that almost any significant corporate action could be said to have some effect on the possibility of a change of control, and therefore virtually any business matter with which Wyser-Pratte (if elected) or any other single director disagreed could be subject to challenge as not having met the requirement of the by-law.

    In addition, the Board believes that Mr. Wyser-Pratte's proposed unanimity requirement, as drafted, procedurally could prevent the Board from taking action even when there is no disagreement among the directors regarding the "Defensive Action" in question. For example, because the unanimity requirement is expressed in terms of all members of the Board "then in office," the Board would be paralyzed if one or more directors were unable to participate in the Board meeting. Similarly, the unanimity requirement could prevent action from being taken when one or more directors felt it necessary to abstain from voting on a particular matter, for example because of a personal interest in the matter. The Board believes it is highly imprudent to put in place such a procedural requirement that could disable the Board from acting merely because of the unavoidable absence, or the appropriate abstention, of a single director.

    The Board of Directors further believes the Board Unanimity Proposal is inadvisable because it includes within the scope of "Defensive Actions" subject to the unanimity requirement "any expenditure of any corporate funds on a proxy contest against a shareholder of the Company (including litigation in connection with such proxy contest), unless the Company agrees to reimburse all such costs incurred by such shareholder if 10% of the Company's shares are voted in favor of any of such shareholder's proposals." The Board believes such a requirement would impermissibly interfere with its responsibility to exercise its business judgment concerning the propriety of expenditures by the Company. The Board also believes that it is not appropriate to give a proponent an automatic claim to the Company's assets to fund litigation against the Company and other activities in connection with a proxy contest based on a mere 10% vote in favor of a proposal opposed by the Board.

    The Board of Directors does not believe that the Board Unanimity Proposal is rendered acceptable merely because it permits action to be taken by a less than unanimous Board vote if the action is ratified by the Company's shareholders. First, such a requirement to obtain shareholder approval could improperly interpose a decision by shareholders in a matter properly the responsibility of the Board of Directors. Second, the extensive time necessary to obtain shareholder approval, including preparation of proxy material, review by the Securities and Exchange Commission, printing, mailing and allowing an adequate time for solicitation, could in many circumstances mean that action could not be taken in time for it to be effective. This is especially the case with respect to action on matters that might be viewed as "defensive," because there could well be circumstances beyond the control of the Company that require very prompt action by the Board. Moreover, the circumstances could change in the course of attempting to obtain shareholder approval, possibly necessitating preparation of supplemental proxy material and postponement or delays in the date on which a meeting of shareholders could be held.

    On March 12, 1998 the Board of Directors adopted an amendment to the By-laws which provides that in order for any By-law to be adopted or amended so as to impose a greater percentage vote for Board or shareholder action than is otherwise provided in the By-laws (as in effect prior to March 12, 1998) or by applicable law, there shall be required for such adoption or amendment the vote of (a) the same greater percentage vote of the outstanding shares entitled to vote thereon (if the adoption or amendment is to be by the shareholders) or (b) the same greater percentage vote of the directors then in office (if the adoption or amendment is to be by the Board of Directors), subject in each case to a maximum percentage vote of 66 2/3%. Under this new By-law provision, the vote required for adoption of the Board Unanimity Proposal will be 66 2/3% of the outstanding shares of Common Stock. The By-law amendment adopted on March 12, 1998 also provides that in order for the supermajority requirement imposed thereby to be altered, amended or repealed, a vote of at least 66 2/3% of the outstanding shares entitled to vote, or 66 2/3% of the directors then in office, is required. The Board of Directors believes that this By-law amendment is appropriate so as to protect against the imposition, through a by-law such as that embodied in the Board Unanimity Proposal, of a veto power in favor of a minority unless a corresponding supermajority of the shareholders or Board of Directors (whichever body seeks to impose the requirement) approves. However, the March 12, 1998 By-law amendment would not impose a supermajority requirement greater than 66 2/3%. This By-law amendment does not affect the vote required for adoption of the Wyser-Pratte Proposals, other than the Board Unanimity Proposal and the Repeal Proposal (as applied to this By-law amendment). See "-- Required Vote on Shareholder Proposals."

    (3) BY-LAW PROPOSAL TO ALLOW HOLDERS OF 10% OF SHARES TO CALL SPECIAL
     MEETINGS

    Mr. Wyser-Pratte has given notice that he intends to present the following proposal regarding the calling of special meetings of shareholders:

        "RESOLVED, that in accordance with Article VIII of the Bylaws of the Company, the Shareholders of the Company hereby amend Article I, Section 2 of the Bylaws so that it reads in its entirety as follows:

        'Special meetings of the shareholders may be called at any time by the Board of Directors, the Chairman of the Board, the Executive Committee, the Chairman of the Executive Committee or the President. Upon written request of any person or persons who have duly called a special meeting, it shall be the duty of the Secretary of the Corporation to fix the date of the meeting to be held not less than ten nor more than sixty days after the receipt of the request and to give due notice thereof. If the Secretary shall neglect or refuse to fix the date of the meeting and give notice thereof, the person or persons calling the meeting may do so.

        Notwithstanding anything to the contrary contained in these By-laws, a special meeting of the shareholders may also be called at any time by shareholders entitled to cast 10% of the votes which all shareholders are entitled to cast (i.e., by 10% of the shares entitled to vote). The shareholders calling such a meeting may also fix the date, time and place of the meeting, which may be held within or without the State of Delaware. If such shareholders have fixed any such items, such shareholders shall have all the power to change the date, time and/or place of such meeting or to adjourn such meeting that the board of directors or any officer of the Corporation would have in respect of a special meeting called by the board of directors; and agent designations executed by shareholders in connection with calling such meeting may delegate such power to the agents designated to call such meeting. Such shareholders shall call such special meeting and, if they have elected to do so, shall fix the date, time and/or place of the meeting by means of a written notice to the Secretary of the Company."'

    YOUR BOARD OF DIRECTORS UNANIMOUSLY URGES YOU TO VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS.

    In response to Mr. Wyser-Pratte's By-law proposal regarding the calling of special meetings of shareholders, on March 12, 1998, the Board adopted a new By-law providing that shareholders entitled to cast 25% of the votes which all shareholders are entitled to cast may call special meetings of shareholders. The Board believes that this By-law achieves a proper balance between enabling shareholders to call a special meeting and avoiding circumstances in which the Company might have to incur the expense and distraction of holding a special meeting proposed by only a small minority of holders. The Board does not believe any change to allow a percentage of shareholders lower than 25% to call a special meeting is appropriate or desirable.

    The Board believes that the annual meeting of shareholders ordinarily presents an adequate opportunity for a shareholder to present matters for consideration by the shareholders as a whole. The Company's By-laws set forth procedures and requirements so that shareholder proposals can be presented in an orderly manner. In addition, rules of the Securities and Exchange Commission allow shareholders to have their proposals, subject to certain exclusions, included in the proxy soliciting material that is printed and distributed on behalf of the Board of Directors, thereby sparing the shareholder proponent the expense of conducting his or her own solicitation. Given the existing opportunities for shareholder proposals and the time, expense and potential distraction that a special meeting would involve, the Board does not believe it advisable to add a procedure for allowing shareholders to call a special meeting between annual meetings unless there is a significant level of support for such a special meeting. The Board believes that 25% is an appropriate measure of the level of support that would warrant the calling of such a meeting.

    (4) AMENDMENTS TO ADVANCE NOTICE BY-LAW PROVISIONS

    Mr. Wyser-Pratte has given notice of his intent to present at the Annual Meeting the following proposal to amend the Company's By-law provisions regarding advance notice of nominations for directors and of proposals of business to be transacted at meetings:

    "RESOLVED, that the Shareholders of the Company hereby amend Article I, Sections 9 and 10 of the By-laws so that they read in their entirety as follows:

        'SECTION 9. Subject to such rights of the holders of Preferred Stock or Preference Common Stock or any series thereof as shall be prescribed in the Certificate of Incorporation or in the resolutions of the Board of Directors providing for the issuance of any such series, only persons who are nominated in accordance with the procedures set forth in this Section 9 shall be eligible for election as, and to serve as, directors. Nominations of persons for election to the Board of Directors may be made at a meeting of shareholders at which directors are to be elected (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any shareholder of the Corporation (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 9 and on the record date for the determination of shareholders entitled to vote at such annual meeting and (ii) who complies with the requirements of this Section 9. In addition to any other applicable requirements, nominations, other than those made by or at the direction of the Board of Directors (or any duly authorized committee thereof) shall be preceded by timely notice thereof in proper written form to the Secretary of the Corporation.

        To be timely, a shareholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than 60 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder, in order to be timely, must be so received not later than the close of business on the 30th day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs. In no event shall the public disclosure of an adjournment of an annual meeting commence a new time period for the giving of a shareholder's notice as described above.

        To be in proper written form, a shareholder's notice to the Secretary must set forth (a) as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such person and (iv) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (b) as to the shareholder giving the notice (i) the name and record address of such shareholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such shareholder, (iii) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (iv) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected.

        No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 9. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded, subject to the power of a majority of the shares present at such meeting in person or by proxy to overrule the Chairman's ruling.

        Notwithstanding anything in the second paragraph of this Section 9 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public disclosure by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 90 days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by the by-law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal offices of the Corporation not later than the close of business on the 30th day following the day on which such public disclosure is first made by the Corporation.

        For purposes of this Section 9 and Section 10 of these by-laws, "public disclosure" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, PR Newswire, Bloomberg or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

        Notwithstanding anything to the contrary contained in these By-laws, if any shareholder has properly given notice, pursuant to this Section 9, of his intention to nominate a director pursuant to this Article, such shareholder may substitute another nominee at any time up to and including the time of the meeting if the candidacy of the former nominee is withdrawn for any reason.

        SECTION 10. No business may be transacted at an annual meeting of shareholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any shareholder of the Corporation (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 10 and on the record date for the determination of shareholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 10. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

        To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder, in order to be timely, must be so received not later than the close of business on the 30th day following the day on which such notice of the date of the annual meeting was mailed or public disclosure (as defined in Section 9) of the date of the annual meeting was made, whichever first occurs. In no event shall the public disclosure of an adjournment of an annual meeting commence a new time period for the giving of a shareholder's notice as described above.

        To be in proper written form, a shareholder's notice to the Secretary must set forth as to each matter such shareholder proposed to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such shareholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such shareholder, (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business and (v) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

        No business shall be conducted at the annual meeting of shareholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 10; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 10 shall be deemed to preclude discussion by any shareholder of any such business. If the Chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted, subject to the power of a majority of the shares present at such meeting in person or by proxy to overrule the Chairman's ruling.

        At a special meeting of shareholders, only such business shall be conducted as shall have been set forth in the notice relating to the meeting. At any meeting, matters incident to the conduct of this meeting may be voted upon or otherwise disposed of as the presiding officer of the meeting (or the holders of a majority of the shares present at such meeting in person or by proxy) shall determine to be appropriate.

        Notwithstanding anything to the contrary contained in these By-laws, if a shareholder has properly given notice, pursuant to this Section 10, of business to be brought before an annual shareholders meeting in accordance with this Article, such shareholder may alter, amend, add to or revoke any such notice or give notice of any additional business to be transacted at such meeting at any time up to ten days prior to the date of such meeting."'

    YOUR BOARD OF DIRECTORS UNANIMOUSLY URGES YOU TO VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS.

    The Board believes the existing provisions of the By-laws of the Company regarding nomination procedures and advance notice of business to be brought before the meeting are appropriate and fair. One change that would be made by Mr. Wyser-Pratte's proposal would be to decrease the minimum advance notice period from 90 to 60 days prior to the anniversary of the preceding annual meeting. The Board does not believe that this reduced period is adequate because, in virtually all instances in which the notice would be required, the Company would be required to file proxy material in preliminary form with the Securities and Exchange Commission. Notice given 60 days prior to the meeting date might not allow adequate time for the Company to evaluate the proposals and include them in the preliminary filing, the completion of any review by the Staff of the Securities and Exchange Commission, the printing and distribution of proxy soliciting material and an adequate solicitation period. As a result, notice of a nomination or shareholder proposal at a later date such as would be permitted under Mr. Wyser-Pratte's proposal could necessitate a postponement of the meeting date.

    The Board also believes the provisions of Mr. Wyser-Pratte's proposal that would allow a shareholder to make changes in proposed business to be brought before the meeting, including making new or revised proposals, as late as 10 days prior to the meeting date, are unworkable and would result in the expense of mailing additional material to all stockholders and the possible necessity to adjourn the meeting to a later date.

    (5) PROPOSAL TO AMEND THE BY-LAWS TO PREVENT AMENDMENTS BY THE BOARD TO CERTAIN SECTIONS OF THE BY-LAWS

    Mr. Wyser-Pratte has given notice of his intention to present the following proposal at the Annual Meeting:

    "RESOLVED, that in accordance with Article VIII of the By-laws of the Company, the shareholders of the Company hereby amend the By-laws by deleting
Article VIII of the By-laws in its entirety and replacing therewith the following:

        'These By-laws may be altered, amended, added to or repealed by the shareholders at any annual or special meeting, by the vote of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast (i.e., by the vote of a majority of the outstanding shares entitled to vote), and, except as may be otherwise required by law, the power to alter, amend, add to or repeal these By-laws is also vested in the Board of Directors (subject always to the power of the shareholders to change such action); provided, however, that notice of the general nature of any such action proposed to be taken at a Board of Directors meeting shall be included in the notice of the meeting of the Board of Directors at which such action is taken; and provided further that the Board of Directors shall have no power to alter, amend, add to or repeal Section 2, 9 or 10 of
    Article I, this Article VIII or Articles IX or X of these By-laws."'

    YOUR BOARD OF DIRECTORS UNANIMOUSLY URGES YOU TO VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS.


    This proposal would add a provision to the By-laws denying the Board of Directors the power to amend certain sections of the By-laws. Mr. Wyser-Pratte has stated in his preliminary proxy statement dated March 20, 1998 that the purpose of this proposal is to prevent the Board of Directors from repealing or otherwise changing any by-laws adopted by the shareholders at the Annual Meeting. However, this proposed by-law, as drafted, would not only prohibit the Board from changing the by-laws that would be added by the Rights Withdrawal Proposal and the Board Unanimity Proposal (if those proposals are adopted), but would also prevent the Board from amending the sections of the By-laws dealing with the calling of special meetings, advance notice of nominations and stockholder proposals, and requirements for subsequent amendments of the By-laws, REGARDLESS OF WHETHER THE WYSER-PRATTE PROPOSALS RELATING TO THOSE SECTIONS ARE ADOPTED AND REGARDLESS OF WHETHER ANY SUCH SUBSEQUENT AMENDMENT BY THE BOARD RELATES TO THE SUBJECT MATTER OF THE WYSER-PRATTE PROPOSALS.

    The General Corporation Law expressly permits a corporation, in its certificate of incorporation, to confer the power to adopt, amend or repeal by-laws upon the board of directors and provides further that the fact that such power has been so conferred upon the board of directors does not divest the stockholders of that power. Your Board of Directors believes that Mr. Wyser-Pratte's proposed by-law limiting the Board's power to change by-laws in the future is broader in scope than any legitimate purpose that could be served by such a provision. The Board believes that such a by-law, if adopted, could deprive the Board of the flexibility to make amendments that it considers appropriate, even if Mr. Wyser-Pratte's other proposals are not adopted and even if the subsequent amendments by the Board relate to matters other than the subject matter of the Wyser-Pratte Proposals.

    (6) PROPOSAL TO AMEND THE BY-LAWS TO ELECT NOT TO BE GOVERNED BY THE BUSINESS COMBINATION STATUTE

    Mr. Wyser-Pratte has given notice of his intention to present the following proposal at the Annual Meeting:

        "RESOLVED, that pursuant to Section 203(b)(3) of the Delaware General Corporation Law, the Shareholders hereby amend the Company's By-laws by adding a new Article XI which shall read as follows:

           'The corporation shall not be governed by Section 203 of the Delaware General Corporation Law."'

    YOUR BOARD OF DIRECTORS UNANIMOUSLY URGES YOU TO VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS.


    The Board of Directors believes that passage of this resolution would not be in the best interests of the Company and its stockholders. By virtue of being incorporated in Delaware, the Company became subject to the provisions of
Section 203 of the General Corporation Law when that statute became effective on February 2, 1988. Section 203 (the "Business Combination Statute") provides, in effect, that if any person acquires beneficial ownership of 15% or more of the Company's outstanding shares (thereby becoming an "Interested Shareholder"), the Company may not engage in a business combination with the Interested Shareholder for three years thereafter, subject to certain exceptions. Among the exceptions are (a) the Board's prior approval of the business combination or the transaction by which such person became an Interested Shareholder; (b) the acquisition of at least 85% of the Company's shares (subject to certain exclusions) in the transaction in which such person becomes an Interested Shareholder; and (c) the approval of such business combination by the Board of Directors and by the holders of 66 2/3% of the outstanding stock not owned by the Interested Shareholder. Section 203 provides that the Company's shareholders may, by a vote of a majority of the outstanding shares, adopt an amendment to the By-laws or Certificate of Incorporation electing not to be governed by the Business Combination Statute. Such amendment would become effective twelve months after adoption and would not apply to a business combination with a person who became an Interested Shareholder prior to the adoption of such amendment. The Business Combination Statute further provides that such a by-law amendment opting out of its coverage may not be further amended by a corporation's board of directors.


    In its legislative synopsis that accompanied the passage of the statute, the Delaware General Assembly stated that "Section 203 is intended to strike a balance between the benefits of an unfettered market for corporate shares and the well documented and judicially recognized need to limit abusive takeover tactics." The Board of Directors believes that Section 203 enhances the likelihood that shareholders will receive a full and fair offer, if an offer is to be made, because it better enables a board to negotiate to improve the terms of any such offer on behalf of all shareholders. In addition, the 85% threshold is intended to ensure that offerors make their best offer. The statute was the result of extensive hearings participated in by a national audience. The Board believes that Section 203 protects stockholders against inadequate offers and abusive tactics employed by large stockholders.

    Accordingly, the Board believes that "opting out" of Section 203 could expose shareholders to additional risks of coercive takeover tactics and would not be in the best interests of the Company and its shareholders.

    (7) PROPOSAL TO REPEAL ANY BY-LAWS ADOPTED BY THE BOARD OF DIRECTORS SINCE NOVEMBER 1, 1997

    Mr. Wyser-Pratte has given notice of his intention to present the following proposal at the Annual Meeting (referred to herein as the "Repeal Proposal"):

        "RESOLVED, that any By-laws adopted by the board of directors since November 1, 1997 be, and they hereby are, repealed."

    YOUR BOARD OF DIRECTORS UNANIMOUSLY URGES YOU TO VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS.

    The Board of Directors recommends a vote against this proposal. As of the date of this proxy statement, no By-laws have been adopted by the Board of Directors since November 1, 1997 other than (a) a By-law amendment establishing the date for the Annual Meeting, (b) a By-law amendment setting the size of the Board at ten effective immediately prior to the Annual Meeting;
(c) the By-law amendment allowing a special meeting of shareholders to be called by holders of 25% of the Company's outstanding Common Stock and (d) the By-law amendment referred to above under "-- (2) By-law Proposal Imposing Board Unanimity Requirement for Defensive Action." The Board of Directors believes that the latter By-law amendment, adopted on March 12, 1998, is appropriate so as to guard against the imposition, through a by-law such as that embodied in the Board Unanimity Proposal, of a veto power in favor of a minority unless a corresponding super majority of the shareholders or Board of Directors (whichever body is seeking to impose the requirement) approves.

    The Board of Directors has adopted a resolution governing the order in which matters are to be considered and voted upon at the Annual Meeting. In accordance with the Board resolution, the election of directors will occur first, followed by the approval of appointment of auditors, followed by consideration of the Wyser-Pratte Proposals in the order presented in this Proxy Statement. The Board resolution provides that the Wyser-Pratte proposals will be considered in the same order as presented in Mr. Wyser-Pratte's notice given to the Company of his intent to make the proposals at the Annual Meeting. As such, the election of directors will occur, and the Board Unanimity Proposal (if presented for a vote by Mr. Wyser-Pratte) will be voted on, before any vote is taken on the Repeal Proposal.


    If the Repeal Proposal were adopted, the By-laws would then provide that the size of the Board would be eleven, resulting in one newly created directorship. The Company's Restated Certificate of Incorporation provides that newly created directorships (as well as any vacancies) shall be filled by the affirmative vote of a majority of the remaining directors then in office, and that directors so elected shall serve for the remainder of the full term of the class in which the new directorship was created or the vacancy occurred. The Restated Certificate of Incorporation also provides that if a newly created directorship may, consistent with the provision that the three classes shall be as nearly equal in number as possible, be allocated to one or more classes, the Board shall allocate it to the available class whose term is due to expire at the earliest date following such allocation. Accordingly, if the Repeal Proposal were adopted at the Annual Meeting, the newly created directorship to be filled by the Board would be allocated to the class whose term would expire at the annual meeting in 2001 (or when his successor is elected and qualified). The Board of Directors has no current intention to adopt any other By-law amendments prior to the Annual Meeting, but reserves the right to do so should it deem such action to be in the best interests of the Company and its shareholders.

    (8) PROPOSAL TO ADOPT A RESOLUTION RECOMMENDING TO THE BOARD THAT THE COMPANY REIMBURSE MR. WYSER-PRATTE'S EXPENSES IN CONNECTION WITH THIS PROXY SOLICITATION.

    Mr. Wyser-Pratte has given notice of his intention to present the following proposal at the Annual Meeting:

        "RESOLVED, that the shareholders recommend to the board that the Company reimburse all of Guy Wyser-Pratte's expenses (including any litigation expenses) in connection with the solicitation of proxies for this shareholders meeting."

    YOUR BOARD OF DIRECTORS UNANIMOUSLY URGES YOU TO VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS.

    The Board of Directors recommends a vote against Mr. Wyser-Pratte's proposal that he be reimbursed for his expenses in connection with his solicitation of proxies, including any litigation expenses. Mr. Wyser-Pratte has stated that if the Board does not reimburse his expenses, he intends to seek a court order requiring the Board to reimburse these expenses. Although Mr. Wyser-Pratte states that the purpose of his proposals is to advance shareholder interests, the Board believes that the interests of Mr. Wyser-Pratte as an arbitrageur and takeover stock speculator are different from those of shareholders generally and that there is no reason for Mr. Wyser-Pratte to receive special treatment by having his expenses reimbursed.

REQUIRED VOTE ON SHAREHOLDER PROPOSALS

    The vote required for adoption of the Wyser-Pratte Proposals that would amend or repeal By-laws is, with the exceptions noted below, the affirmative vote of a majority of the outstanding shares of Common Stock. The vote required for adoption of the Board Unanimity Proposal is the affirmative vote of 66 2/3% of the outstanding shares of Common Stock. To the extent adoption of the Wyser-Pratte Proposal for repeal of By-laws adopted by the Board of Directors since November 1, 1997 would repeal the By-law adopted by the Board of Directors on March 12, 1998 providing for such 66 2/3% voting requirement, the vote required for the adoption of such proposal for repeal would be the affirmative vote of 66 2/3% of the outstanding shares of Common Stock. Abstentions and broker non-votes will have the same effect as a vote against any of the Wyser-Pratte Proposals to amend or repeal the By-laws.

    The vote required for adoption of the proposal recommending reimbursement of Mr. Wyser-Pratte's proxy solicitation and litigation expenses is the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting. Abstentions and broker non-votes will have the same effect as a vote against this proposal.

PENDING LITIGATION WITH MR. WYSER-PRATTE

    On March 12, 1998, the Company filed a complaint in the United States District Court for the District of Delaware, seeking preliminary and permanent injunctive relief requiring Mr. Wyser-Pratte and Wyser-Pratte & Co., Inc. to correct false and misleading statements made by Mr. Wyser-Pratte in his preliminary proxy materials. In that action, the Company claims that Mr. Wyser-Pratte's proxy materials (a) fail fully to disclose information regarding Mr. Wyser-Pratte's ownership of Pennzoil stock and Mr. Wyser-Pratte's personal economic interest in his proposals, (b) are misleading with respect to its characterization of UPR's unsuccessful hostile bid for Pennzoil and the justifications and support for Mr. Wyser-Pratte's proposals, (c) fail to disclose certain conflicts of interest which may arise if Mr. Wyser-Pratte is elected to the Pennzoil Board, and (d) fail adequately to explain how the Company's cumulative voting structure works. The Company's complaint states that corrective disclosures by Mr. Wyser-Pratte are necessary to cure the false and misleading statements and omissions made in Mr. Wyser-Pratte's proxy materials so that the Company's shareholders will have the benefit of full and accurate disclosure concerning the proxy solicitation when they are deciding how to cast their votes at the Annual Meeting.

    On March 23, 1998, Mr. Wyser-Pratte and Wyser-Pratte & Co., Inc. filed a complaint in the United States District Court for the Northern District of Texas, Fort Worth Division, seeking injunctive and declaratory relief and damages against the Company. In that action, Mr. Wyser-Pratte and Wyser-Pratte & Co., Inc. claim that the Board's reduction in the size of the Board from eleven to ten directors violates the Company's Restated Certificate of Incorporation, and make related allegations that the Company's preliminary proxy soliciting materials are false and misleading in that they (a) fail to disclose the alleged violation of the Company's Restated Certificate of Incorporation, (b) fail to disclose that the reduction in the size of the Board (and thus the number of directors to be elected at the Annual Meeting) has the effect of increasing the percentage of votes necessary to elect a director and (c) fail to disclose that the resolution adopted by the Board governing the order of business at the Annual Meeting could, according to Mr. Wyser-Pratte, have the effect of depriving shareholders of their cumulative voting rights. The plaintiffs also allege that the Company's proxy soliciting materials are false and misleading because they fail to disclose the Company's strategic plan. The Company believes that the allegations of the complaint are without merit and intends to vigorously contest them.

IV.  OTHER BUSINESS

    Management does not intend to bring any business before the meeting other than the matters referred to in the accompanying notice. If, however, any other matters properly come before the meeting, it is intended that the persons named in the accompanying WHITE proxy card will vote pursuant to discretionary authority granted in the proxy in accordance with their best judgment on such matters. The discretionary authority includes matters that the Board of Directors does not know are to be presented at the meeting by others.

    EXECUTIVE COMPENSATION -- Set forth below is information regarding the compensation of the Company's Chief Executive Officer (the "CEO") and the other four most highly compensated executive officers of the Company (together with the CEO, the "named officers").

    SUMMARY COMPENSATION TABLE. The summary compensation table set forth below contains information regarding the compensation of each of the named officers for services rendered in all capacities during 1995, 1996 and 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM COMPENSATION
                                                                                  -----------------------------------
                                                                                          AWARDS
                                                     ANNUAL COMPENSATION          -----------------------
                                              ----------------------------------              SECURITIES
                                                                        OTHER                 UNDERLYING                  ALL
                                                                        ANNUAL    RESTRICTED   OPTIONS/     PAYOUTS      OTHER
                                                                       COMPEN-      STOCK        SARS      ----------   COMPEN-
            NAME AND                                                    SATION      AWARDS     (SHARES)       LTIP      SATION
       PRINCIPAL POSITION            YEAR       SALARY      BONUS        (1)         (2)          (3)       PAYOUTS       (4)
---------------------------------  ---------  ----------  ----------  ----------  ----------  -----------  ----------  ---------
James L. Pate                           1997  $  761,200  $  757,300  $  183,000  $  358,800      30,000   $  368,100  $  98,900
 Chairman of the Board                  1996     708,500     739,500     190,900     401,400     100,000       --         52,900
 and Chief Executive                    1995     656,500      --         218,200     264,800      85,000       --         68,000
 Officer

David P. Alderson, II                   1997  $  284,600  $  315,600  $   61,200  $   62,200       5,200   $   78,000  $  31,000
 Group Vice President--                 1996     265,000     200,000      61,600      80,300      18,500       --         19,000
 Finance and Accounting                 1995     241,300      --          61,100      53,000      16,500       --         22,000

Stephen D. Chesebro' (5)                1997  $  434,600  $  424,200  $   90,200  $  565,000      68,250       --      $   2,700
 President and Chief                    1996      --          --          --          --          --           --         --
 Operating Officer                      1995      --          --          --          --          --           --         --

Donald A. Frederick (5)                 1997  $  252,700  $  245,400  $   83,300  $  113,000      28,300       --      $   1,600
 Group Vice President--                 1996      --          --          --          --          --           --         --
 Oil and Gas                            1995      --          --          --          --          --           --         --

James W. Shaddix                        1997  $  284,600  $  315,600  $   61,200  $   62,200       5,200   $   78,000  $  31,100
 General Counsel                        1996     266,400     200,000      61,600      80,300      18,500       --         19,100
                                        1995     245,500      --          59,300      53,000      17,000       --         22,400

------------

(1) Amounts shown for 1997 include aircraft usage costs of $98,900 for Mr. Pate; a perquisite allowance of $59,400 for Mr. Pate, $42,400 for Messrs. Alderson and Shaddix, $63,500 for Mr. Chesebro' and $66,100 for Mr. Frederick; and excess medical coverage of $18,800 for Messrs. Pate, Alderson and Shaddix, $18,600 for Mr. Chesebro' and $17,200 for Mr. Frederick. Amounts shown for 1996 include aircraft usage costs of $108,800 for Mr. Pate; a perquisite allowance of $59,400 for Mr. Pate and $42,400 for Messrs. Alderson and Shaddix; and excess medical coverage of $19,200 for Messrs. Pate, Alderson and Shaddix. Amounts shown for 1995 include club membership fees and related costs of $101,800 for Mr. Pate; a perquisite allowance of $59,400 for Mr. Pate and $42,400 for Messrs. Alderson and Shaddix; and excess medical coverage of $16,400 for Messrs. Pate, Alderson and Shaddix.

(2) Amounts shown under Restricted Stock Awards are the aggregate market value on January 1 of the year indicated of shares of Common Stock underlying common stock units awarded on such date under the Company's Conditional Stock Award Programs. Each common stock unit awarded is to be distributed in the form of a share of Common Stock at the end of a five-year period, provided certain conditions as to continued employment are met. In the interim, participants receive dividend equivalents on their common stock units as though they were shares of Common Stock. The aggregate common stock units held at the end of 1997 and their values were 24,350 units, $1,626,900 for Mr. Pate; 5,210 units, $348,100 for Mr. Alderson; 10,000 units, $668,100 for Mr. Chesebro'; 2,000 units, $133,600 for Mr. Frederick; and 5,230 units, $349,400 for Mr. Shaddix. Such values are calculated by multiplying the closing market price of the Common Stock on December 31, 1997 ($66.8125) by the number of common stock units held at such date.

                                         (FOOTNOTES CONTINUED ON FOLLOWING PAGE)

(3) All options were granted in tandem with stock appreciation rights, but there is currently in effect a moratorium on the exercise of any such stock appreciation rights.

(4) Amounts shown under All Other Compensation include (i) amounts contributed or accrued for 1997 under the Company's Savings and Investment Plan and related supplemental agreements ($95,300 for Mr. Pate, $29,400 for Mr. Alderson and $29,500 for Mr. Shaddix) and (ii) amounts paid by the Company in 1997 for certain premiums on term life insurance ($3,600 for Mr. Pate, $1,600 for Mr. Alderson, $2,700 for Mr. Chesebro', $1,600 for Mr. Frederick and $1,600 for Mr. Shaddix).

(5) Mr. Chesebro' and Mr. Frederick joined the Company as executive officers effective February 10, 1997 and February 20, 1997, respectively.

    OPTION/SAR GRANTS. Shown below is further information on grants of stock options during 1997 to the named officers reflected in the Summary Compensation
Table on page   .

                           OPTION/SAR GRANTS IN 1997

                                                                  INDIVIDUAL GRANTS
                                            -------------------------------------------------------------
                                               NUMBER OF
                                              SECURITIES
                                              UNDERLYING     PERCENT OF TOTAL
                                             OPTIONS/SARS      OPTIONS/SARS      EXERCISE
                                            GRANTED IN 1997     GRANTED TO      PRICE (PER    EXPIRATION    GRANT DATE
                                             (SHARES) (1)    EMPLOYEES IN 1997  SHARE) (2)       DATE       VALUE (3)
                                            ---------------  -----------------  -----------  ------------  ------------
James L. Pate.............................        30,000               3.6%      $   51.25      3/24/2007  $    581,200
David P. Alderson, II.....................         5,200               0.6%      $   51.25      3/24/2007  $    100,700
Stephen D. Chesebro'......................        50,000               6.0%      $  60.813      2/10/2007  $  1,149,400
                                                  18,250               2.2%      $   67.25     12/11/2007  $    531,400
Donald A. Frederick.......................        20,000               2.4%      $  60.813      2/10/2007  $    459,700
                                                   8,300               1.0%      $   67.25     12/11/2007  $    241,700
James W. Shaddix..........................         5,200               0.6%      $   51.25      3/24/2007  $    100,700

------------

(1) All the above options were granted on March 24, 1997, except for options relating to 50,000 shares and 20,000 shares of Common Stock granted to Messrs. Chesebro' and Frederick, respectively, on February 10, 1997 and 18,250 shares and 8,300 shares of Common Stock granted to Messrs. Chesebro' and Frederick, respectively, on December 11, 1997. All the above options become exercisable in 33 1/3% increments on each of the first, second and third anniversaries of the date of grant. Such options were granted in tandem with stock appreciation rights, but there is currently in effect a moratorium on the exercise of any such stock appreciation rights. All the above options were granted pursuant to the Company's 1997 Incentive Plan.

(2) The option exercise price is 100% of the average of the high and low trading prices of the Common Stock on the New York Stock Exchange on the dates of grant (February 10, 1997, March 24, 1997 or December 11, 1997) and may be paid in cash or previously owned shares of Common Stock.

(3) Based on the Black-Scholes option pricing model adapted for use in valuing executive stock options. The actual value, if any, that may be realized will depend on the excess of the underlying stock price over the exercise price on the date the option is exercised, so that there is no assurance the value realized will be at or near the value estimated by the Black-Scholes model. The estimated values under the model are based on the following assumptions: expected volatility based on a three-year historical volatility of month-end Common Stock prices (20.5% for February and March and 29.5% for December), a risk-free rate of return based on a 10-year zero-coupon U.S. Treasury rate at the time of grant (6.6% for February and March and 6.0% for December), the current dividend rate on the Common Stock ($1 per year), an option exercise period of 10 years (with the exercise occurring at the end of such period) and no adjustment for the risk of forfeiture over the three-year vesting period.

    OPTION EXERCISES AND 1997 YEAR-END OPTION/SAR HOLDINGS. Shown below is information with respect to unexercised options to purchase Common Stock granted in 1997 and prior years to the named officers and held by them at December 31, 1997. None of the named officers exercised options or tandem stock appreciation rights in 1997.

                       YEAR-END 1997 OPTION/SAR HOLDINGS

                                                         NUMBER OF SECURITIES
                                                        UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                                            OPTIONS HELD AT            IN-THE-MONEY OPTIONS AT
                                                           DECEMBER 31, 1997            DECEMBER 31, 1997 (1)
                                                     -----------------------------  ------------------------------
                                                                   UNEXERCISABLE                   UNEXERCISABLE
                                                     EXERCISABLE        (2)         EXERCISABLE         (2)
                                                     -----------  ----------------  ------------  ----------------
James L. Pate......................................     238,199         125,001     $  3,579,000    $  2,879,700
David P. Alderson, II..............................      52,566          23,034     $    739,000    $    532,800
Stephen D. Chesebro'...............................      --              68,250          --         $    300,000
Donald A. Frederick................................      --              28,300          --         $    120,000
James W. Shaddix...................................      53,989          23,201     $    759,200    $    536,300

------------

(1) The excess, if any, of the market value of Common Stock at December 31, 1997 ($66.8125) over the option exercise price.

(2) All of these options become immediately exercisable upon a change in control of the Company.

    LONG-TERM INCENTIVE AWARDS. Shown below is information with respect to awards in 1997 under the Company's long-term incentive arrangements.

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                                                            PERFORMANCE OR   ESTIMATED FUTURE PAYOUTS UNDER NON-
                                                             OTHER PERIOD        STOCK-PRICE-BASED PLANS (1)
                                                           UNTIL MATURATION  ------------------------------------
                                                              OR PAYOUT      THRESHOLD     TARGET      MAXIMUM
                                                           ----------------  ----------  ----------  ------------
James L. Pate............................................        3 years     $  193,800  $  635,500  $  1,116,000
David P. Alderson, II....................................        3 years         34,700     109,700       193,500
Stephen D. Chesebro'.....................................        3 years         93,500     302,500       528,000
Donald A. Frederick......................................        3 years         50,400     172,800       302,400
James W. Shaddix.........................................        3 years         34,700     109,700       193,500

------------

(1) Payout of the 1997 long-term incentive awards will be determined by comparing the Company's total shareholder return ("TSR") to a selected group of peer companies, designated at the time of grant. At the end of the performance period, the Company and the peer companies will be ranked based on their TSR. Maximum payout is achieved if the company is ranked fourth or higher. Target payout is achieved if the company is ranked eighth. Threshold payout occurs if the company is ranked thirteenth. The incentive awards are targeted at the market 55th percentile. The Company's absolute total shareholder return for a given performance cycle must be at least break-even to trigger any payout under the plan. Awards, calculated as a percentage of base salary, are paid (if earned) after the completion of the three-year performance cycle.

    RETIREMENT PLAN AND SUPPLEMENTAL AGREEMENTS. The Company has a tax-qualified retirement plan applicable to salaried employees generally. The retirement plan generally provides for annual retirement benefits approximating between 1.1% and 1.6% of a calculated career average compensation multiplied by the number of years of service. For purposes of the retirement plan, career average compensation approximates the lesser of an employee's final five-year average compensation and his 1997 annual compensation. The annual benefits under the retirement plan are net of certain offsets based on social security benefits and reflect limitations mandated by the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), on the maximum amounts payable. The Company has agreements with Messrs. Pate, Alderson, Chesebro', Frederick and Shaddix to supplement their benefits under the tax-qualified retirement plan in the event and to the extent the aforesaid limitations on annual benefits mandated by ERISA reduce the retirement benefits that otherwise would be payable under such plan. The Company also has a deferred compensation agreement with Mr. Pate designed to bring his total annual retirement benefits from all sources (including social security and benefits from prior employers) to 57% of his annual salary rate at retirement. This percentage is comparable to the proportion that retirement benefits provided by the Company's regular retirement plan (and social security) for the majority of the Company's employees bear to remuneration at the time of retirement. In addition, the deferred compensation agreement provides for continuation of medical expense reimbursement plan coverage for the participant, his spouse and dependents. Benefits under Mr. Pate's deferred compensation agreement will commence upon termination of employment for any reason. Based on salaries as of December 31, 1997, estimated annual benefits payable upon retirement at normal retirement age (65) from all sources would be $441,800 for Mr. Pate, $162,700 for Mr. Alderson, $87,800 for Mr. Chesebro', $78,800 for Mr. Frederick and $152,900 for Mr. Shaddix.


    TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS AND OTHER AGREEMENTS. The Company maintains an Executive Severance Plan for selected employees providing for severance benefits upon a termination of employment for reasons other than cause within two years after a change in control of the Company. Benefits are payable only in the event there occurs each of (a) a change in control of the Company, (b) a designation by the Board of Directors and the Compensation Committee that the employee is likely to be adversely affected by the change in control and (c) a subsequent termination of employment within two years for reasons other than cause. Benefits are prorated if the employee is within three years of normal retirement age (65) at termination of employment. Participants in the plan include Messrs. Pate, Alderson, Chesebro', Frederick and Shaddix. Such severance benefits generally include a payment of up to three times a participant's annual salary and incentive bonus and continuation of life insurance and medical coverage for one year following termination of employment.


    Many of the Company's executive compensation programs were established before provisions of the Internal Revenue Code of 1986, as amended (the "Code"), imposed punitive taxes upon, in some cases, virtually all of the payments or benefits that retiring or departing executive officers receive from the Company. If the Company's executive compensation arrangements were settled upon a change in control of the Company, such punitive excise taxes would be imposed in every case. The Company has designed its programs with a view to providing these payments and benefits taking into account prevailing tax rates, and the imposition of substantial unanticipated taxes upon the employees is inconsistent with that planning.

    To prevent benefits provided to the Company's executive officers under its various compensation arrangements from being unfairly reduced by reason of excise taxes imposed on such benefits under the Code, the Company has entered into Tax Protection Agreements with all of its executive officers. Such Tax Protection Agreements provide that, if there is a change in control of the Company and if any payment or distribution to or for the benefit of an eligible executive employee would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by such employee with respect to such excise tax, such employee will be entitled to receive an additional payment that, taking into account all taxes imposed in the payment, would place the employee in the same position with respect to taxes on the Company's compensation or benefits had such excise taxes not been imposed.

    The Company also has agreements with Messrs. Pate, Alderson, Chesebro', Frederick and Shaddix that provide for the acceleration of benefits in the event of the occurrence, as determined by the Board of Directors, of a change in control of the Company that has a reasonable likelihood of causing the forfeiture of benefits that such persons otherwise would have earned by depriving them of the opportunity to fulfill applicable service and age prerequisites. The agreements provide that the covered persons will receive, in the event of such a change in control but without regard to any termination of employment, cash payments equal to the appreciated value of all unvested, nonqualified stock options. The agreements also provide, in the event of termination of employment of a covered employee within six months following such a change in control, (a) for cash payments generally equal to the unvested amounts under the Company's Savings and Investment Plan (as well as the agreements providing for reimbursement of benefits that would be payable under such Plan but for limitations imposed by ERISA) forfeitable on the date of termination of employment, (b) for continuation of life insurance and, in certain instances, medical expense coverage for one year, (c) for cash payments equal to the discounted value of benefits otherwise payable under the deferred compensation agreements referred to above under "-- Retirement Plan and Supplemental

Agreements," based on an assumed continuation of employment until age 65 and actuarially determined life expectancies, (d) in certain instances, for cash payments in settlement of long-term medical benefits otherwise payable and (e) for cash payments equal to the discounted value of benefits otherwise payable under a supplemental disability plan and a salary continuation plan. Other agreements provide for certain executive officers that, upon any termination of employment (other than termination for cause or voluntary termination prior to a change in control), the executive officer will receive (i) in certain instances, continued executive medical coverage to age 55 without any increase in cost, and thereafter retiree medical coverage at no greater cost than currently applicable to retirees with more than 20 years of service and (ii) supplemental retirement benefits payable at age 55 equal to the benefit such executive officer would have earned had salary and benefits continued to age 55. Deferred compensation agreements and certain supplemental benefit agreements under which payments are currently being made have been supplemented by the Company to provide, upon a change in control of the Company, for the cash-out of retirement, spouse and medical benefits. In addition, the Company's conditional stock award programs provide for acceleration of benefits upon a change in control. Furthermore, benefits under the Company's Long-Term Incentive Plans will be paid out immediately as if such plans had reached the end of their terms and the target goals had been achieved. The dollar amounts that would be payable under the agreements and plan described in this and the preceding paragraph and the other plans providing payments triggered by a change in control, exclusive of amounts attributable to benefits already vested, would be (as of December 31, 1997) $11,426,100 for Mr. Pate, $2,876,000 for Mr. Alderson, $4,193,300 for Mr.
Chesebro', $2,242,600 for Mr. Frederick and $2,880,800 for Mr. Shaddix. In addition, a change in control would result in the accelerated payment of benefits already earned and vested over a period of years in the amounts of $7,062,900 for Mr. Pate, $1,258,500 for Mr. Alderson, $37,800 for Mr. Chesebro', $4,300 for Mr. Frederick and $1,280,400 for Mr. Shaddix.

    In 1997, the Company entered into employment agreements with Messrs. Chesebro' and Frederick. The Company's agreement with Mr. Chesebro' establishes his base salary and his bonus for 1997 and provides for initial grants of stock options and conditional stock units (all of which are included in the disclosures under "--Summary Compensation Table") and provides, among other things, for coverage under the Company's executive severance plan and for participation in the Company's excess benefits, benefits acceleration, retirement and savings plans. The agreement also provides for perquisites consistent with Mr. Chesebro's level of employment and participation in other compensation programs of the Company applicable to executives generally. The Company's agreement with Mr. Frederick establishes his base salary and provides for initial grants of stock options and conditional stock units (all of which are included in the disclosures under "--Summary Compensation Table") and provides, among other things, for eligibility for annual bonus opportunities, participation in the Company's long-term incentive plan and receipt of a perquisite allowance, in each case at levels commensurate with pay and responsibility levels, and provides for participation in other compensation programs of the Company applicable to executives generally.

    OTHER MATTERS. In 1977, the Board of Directors formally adopted and confirmed a policy relating to the use of Company facilities. In certain circumstances, the policy requires use by officers of Company facilities in order to increase the time available for performance of Company business and for reasons of security and other corporate purposes. Under applicable federal income tax regulations, the Company imputes income to employees of the Company for federal income tax purposes with respect to their use of Company facilities when and to the extent required by the regulations. When the policies and procedures adopted by the Board have been duly observed, it is contemplated that the Company will hold employees harmless from any tax (including penalty and interest) sought to be imposed on a basis in excess of the amount of income imputed by the Company as described above. To date, no amounts have been paid or requested to reimburse employees for such a tax.

    COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION -- The members of the Compensation Committee of the Board are Messrs. Cockrell, Cullen and Fanjul, all of whom are nonemployee directors.

    REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION --

    COMPENSATION PHILOSOPHY. The Company's executive compensation program has been designed to help the Company attract, motivate and retain the executive talent that the Company needs in order to maximize its return to shareholders. To this end, the Company's executive compensation program provides appropriate compensation levels and incentive pay that varies based on corporate, business unit and individual performance.

    Base salary, annual incentives, long-term incentives and executive benefits are the elements of compensation provided to the Company's executives. The Compensation Committee's philosophy is to place more emphasis on variable performance-based incentive pay and less emphasis on base salary because the primary compensation program objective is to reward executives for maximizing long-term returns to shareholders. The Compensation Committee determines appropriate levels of compensation for executive positions based on information drawn from compensation surveys, proxy statements for comparative organizations and compensation consultants. The proxy statement analyses on pay levels generally use the same group of companies shown as industry peer companies in the Company's total shareholder return performance graphs ("peer group"). However, the Compensation Committee also considers proxy data for other energy companies. The data drawn from compensation surveys are for energy and general industry companies with revenues comparable to the Company's revenues.

    BASE SALARY PROGRAM. The Company's base salary program is based on a philosophy of providing salaries that are equivalent with the market median for companies of comparable size (as measured by revenues). In aggregate, the Company's executive salaries are consistent with this philosophy. Base salary levels are also based on each individual employee's performance over time and each individual's role in the Company. Consequently, employees with higher levels of sustained performance over time and/or employees assuming greater responsibilities are paid correspondingly higher salaries. Executive salaries are reviewed annually based on a variety of factors, including individual performance, company performance, general levels of market salary increases and the Company's overall financial results. Individual performance assessment is subjective; the Compensation Committee considers earnings levels, progress in implementing strategic initiatives and effectiveness in business development efforts in establishing base salary increases for executives. No specific performance formula or weighting of these or other factors is used in determining base salary levels. In 1997, the CEO's salary was increased from $730,000 to $775,000 based on median market salaries for companies in the peer group and on the performance indicators described above.

    ANNUAL INCENTIVE PLAN.  The Company's annual incentive plan is intended to
(1) reward key employees based on company, business unit and individual performance, (2) motivate key employees and (3) provide appropriate cash compensation opportunities to plan participants. Under the plan, target award opportunities, which are based at the market 55th percentile, vary by individual position and are expressed as a percent of base salary. The amount that a particular executive may earn is directly dependent on the individual's position, responsibility and ability to impact the Company's financial success.

    For 1997, the annual incentive plan was structured so that the Company had to achieve a minimum level of net income in order for any incentives to be paid. This threshold was exceeded by a significant amount. Also, awards for the CEO were limited to no more than 0.5% of EBITDA, although the Compensation Committee could use discretion to make awards less than this amount based on other performance factors.

    The annual incentive plan provided for incentive payouts to be determined based on a combination of corporate, business unit, and individual/team performance. For senior level management (including all named officers), the plan provides generally for 50% of the annual incentive award to be based on corporate performance, 20% on aggregate performance of all business units and 30% on key individual/ team strategic performance. However, the Committee retains the authority to vary the relative weighting of individual/team strategic performance above or below the 30% level. The corporate performance objectives, which were equally weighted, were earnings before interest, taxes, depreciation and amortization ("EBITDA") to revenue ratio relative to an internal plan and EBITDA return on average equity compared to the peer group. The business unit performance objectives varied by unit depending on the strategic direction of the unit, but included such items as cash flow, cost management, reserve replacement, economic value added, market share, and environmental and safety measures. For corporate positions, weighted average business unit results (with the weighting determined by unit assets) were considered in determining the 20% of the incentive tied to business unit performance. This feature of the plan is intended to focus corporate staff on providing effective support to each business unit. The individual/team element of the plan is managed on a subjective basis in a qualitative fashion with no specific weightings assigned to individual performance factors.

    In 1997, the Company exceeded targeted levels of performance on the EBITDA to revenue ratio and achieved maximum performance on the return on average equity measure. Business unit performance varied by measure and by unit, but generally fell below corporate financial results. Consequently, total incentive awards ranged from slightly below target to between target and maximum for business unit participants and fell between target and maximum for corporate executive positions. The Committee believes this level of incentive payment is appropriate given the Company's financial results and total shareholder returns in 1997.

    The CEO's annual incentive payout for 1997 performance was $757,300. The award was based on the same corporate and business unit performance measures described above for other executives as well as an assessment by the Compensation Committee of the CEO's individual performance in contributing to improvement in financial results and growth in shareholder return. The total award was between targeted and maximum levels.

    LONG-TERM INCENTIVE PLANS. The Company has several types of long-term incentive awards intended to achieve various objectives. Stock options are the primary long-term incentive award used by the Company and are granted at 100% of fair market value at the date of grant. Stock options are intended to award executives for appreciation in the market value of the Company's Common Stock. Conditional stock grants are also used and are made to increase executive share ownership levels and reward executives for maintaining and enhancing the Company's total shareholder return. In addition, the Company has a long-term performance plan, which rewards participants for improving the Company's total shareholder return relative to the peer group. Awards under this plan are paid (if earned) after the completion of three-year performance cycles. The total award level under the aggregate of incentive awards is targeted at the market 55th percentile.

    In 1997, the CEO received stock options for 30,000 shares of Common Stock and 6,350 shares of conditional stock. He also earned a payment under the Company's long-term performance plan of $368,100, which was slightly above target since the Company's total shareholder return performance exceeded target. The actual stock option and conditional stock awards provided to the CEO in 1997 (when considered together with the targeted value of the long-term performance plan) placed the CEO's total long-term incentives at between the market 50th and 75th percentiles. This award was slightly above targeted levels because of the continued efforts taken by the CEO to improve the company's operating and financial results.

    OTHER PLANS AND BENEFITS. The Company's executive officers participate in several other compensation plans and benefit programs. These programs provide benefits generally related to salary levels and length of service (as in the case of retirement plan benefits, savings plan benefits, disability benefits and death benefit coverages), or are independent of salary levels (such as the perquisite allowances and medical coverages). There is no specific performance-based relationship between benefits under these plans and corporate performance (except that savings plan contributions are invested in Common Stock).

    SECTION 162(M). The 1997 Incentive Plan of the Company provides for stock option grants, annual incentive plan awards and long-term performance plan awards, each of which can be qualified as performance-based compensation under
Section 162(m) of the Code. Whether one or more awards made under the 1997 Incentive Plan are qualified as performance-based components is in the discretion of the Company and the Compensation Committee. Currently, some of the awards under the 1997 Incentive Plan are not qualified under Section 162(m), and the Compensation Committee may determine to grant awards in the future that are not so qualified.

    This report is furnished by the Compensation Committee of the Board of Directors.

                                          Ernest H. Cockrell, Chairman
                                          Harry H. Cullen
                                          Alfonso Fanjul

February 17, 1998

PERFORMANCE GRAPH

    FIVE YEARS ENDED DECEMBER 31, 1997. The following performance graph compares the cumulative total shareholder return on the Common Stock to the cumulative total return of the Standard & Poor's 500 Stock Index and the Standard & Poor's Oil-Integrated Domestic Index for the last five years. The graph assumes that the value of the investment in the Common Stock and each index was $100 at December 31, 1992 and that all dividends were reinvested.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            PENNZOIL COMPANY    S&P 500   S&P OIL-INTEGRATED DOMESTIC
1992                 100.0000   100.0000                     100.0000
1993                 112.2797   110.0561                     105.4159
1994                  98.7728   111.5029                     112.9018
1995                  99.8577   153.3541                     125.9212
1996                 136.3431   188.5413                     159.2473
1997                 163.6571   251.4218                     189.4768

SOLICITATION OF PROXIES

    Proxies may be solicited by mail, advertisement, telephone or other methods and in person. Solicitations may be made by directors, officers, investor relations personnel and other employees of the Company, none of whom will receive additional compensation for such solicitations. The Company will request banks, brokerage houses and other custodians, nominees and fiduciaries to forward all of its solicitation materials to the beneficial owners of the shares of Common Stock they hold of record. The Company will reimburse these record holders for customary clerical and mailing expenses incurred by them in forwarding these materials to their customers.

    The Company has retained Morrow & Co., Inc. ("Morrow") for solicitation and advisory services in connection with the solicitation, for which Morrow is to receive a fee estimated at $300,000, together with reimbursement for its reasonable out-of-pocket expenses. The Company has also agreed to indemnify Morrow against certain liabilities and expenses. It is anticipated that Morrow will employ approximately 75 persons to solicit stockholders for the Annual Meeting.

    The cost of soliciting proxies on behalf of the Board of Directors for the Annual Meeting is being borne by the Company. Costs incidental to these solicitations of proxies include expenditures for printing, postage, legal, accounting, public relations, soliciting, advertising and related expenses and are expected to be approximately $500,000 in addition to the fees of Morrow described above (excluding the amount normally expended by the Company for the solicitation of proxies at its annual meetings). Total costs incurred to date for, in furtherance of, or in connection with these solicitations of proxies are approximately $100,000.

    Certain information about the directors, director nominees and executive officers of the Company and certain employees and other representatives of the Company who may also solicit proxies is set forth in the attached Schedule I.
Schedule II sets forth certain information relating to shares of Common Stock owned by such parties and certain transactions between any of them and the Company.

ADDITIONAL INFORMATION

    SECURITY OWNERSHIP OF CERTAIN SHAREHOLDERS -- The following table sets forth information as to persons known to possess voting or dispositive power over more than 5% of the Company's outstanding Common Stock.


                                                                          NUMBER
       TITLE OF                      NAME AND ADDRESS OF                    OF      PERCENTAGE
        CLASS                          BENEFICIAL OWNER                   SHARES     OF CLASS
----------------------  ----------------------------------------------  ----------  -----------
Common Stock            State Farm Mutual                                3,746,692        7.9%
                          Automobile Insurance Company
                            One State Farm Plaza
                            Bloomington, Illinois 61710

Common Stock            Mellon Bank Corporation                          3,139,259        6.6%
                            One Mellon Bank Center
                            Pittsburgh, Pennsylvania 15258

Common Stock            Franklin Mutual Advisers, Inc.                   2,864,900        6.0%
                            51 John F. Kennedy Parkway
                            Short Hills, New Jersey 07078


    The information in the foregoing table regarding State Farm Mutual Automobile Insurance Company ("State Farm") is based on filings made with the SEC reflecting ownership of Common Stock as of December 31, 1996, and no filing having been made to reflect any changes as of December 31, 1997. The filings state that the shares of Common Stock were acquired in the ordinary course of business and not for the purpose of influencing control of the Company. The filings indicate sole voting and dispositive power for 3,746,692 shares of Common Stock by State Farm and related entities.

    The information in the foregoing table regarding Mellon Bank Corporation ("Mellon") is based on a filing made with the SEC reflecting ownership of Common Stock as of December 31, 1997. The filing states that the shares of Common Stock were acquired in the ordinary course of business and not for the purpose of influencing control of the Company. The filing indicates sole voting power for 2,626,875 shares of Common Stock, shared voting power for 36,134 shares of Common Stock, sole dispositive power for 3,005,902 shares of Common Stock and shared dispositive power for 80,280 shares of Common Stock by Mellon and related entities.

    The information in the foregoing table regarding Franklin Mutual Advisers, Inc. ("Franklin") is based on a filing made with the SEC reflecting ownership of Common Stock as of December 31, 1997. The filing states that the shares of Common Stock were acquired in the ordinary course of business and not for the purpose of influencing control of the Company. The filing indicates sole voting and dispositive power for 2,864,900 shares of Common Stock by Franklin and related entities.


    SHAREHOLDER PROPOSALS FOR 1999 MEETING -- In order to be included in the Company's proxy material for its 1999 annual meeting of shareholders, eligible proposals of shareholders intended to be presented at the annual meeting must be received by the Company on or before December 1, 1998 (directed to the Corporate Secretary of the Company at the address indicated on the first page of this Proxy Statement).


    ADVANCE NOTICE REQUIRED FOR SHAREHOLDER NOMINATIONS AND PROPOSALS -- The By-laws of the Company require timely advance written notice of shareholder nominations of director candidates and of any other proposals to be presented at an annual meeting of shareholders. In the case of director nominations by shareholders, the By-laws require not less than 90 days' nor more than 120 days' advance written notice be delivered to the Company's Corporate Secretary (at the address indicated on the first page of this Proxy Statement) and set forth for each person whom the shareholder proposes to nominate for election or re-election as a director, (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the class or series and number of shares of capital stock of the Company owned beneficially or of record by such person, (d) any other information relating to such nominee that would be required to be disclosed in connection with the solicitation of proxies under the Exchange Act and (e) the written consent of such person to having such person's name placed in nomination at the meeting and to serve as a director if elected. The shareholder giving the notice must also include, among other things, the name and address, as they appear on the Company's books, of such shareholder and the class or series and number of shares of capital stock of the Company that are then owned beneficially or of record by such shareholder.

    In the case of other proposals by shareholders at an annual meeting, the By-laws require that not less than 90 days' nor more than 120 days' advance written notice be delivered to the Company's Corporate Secretary (at the address indicated on the first page of this Proxy Statement) and set forth, among other things, (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Company's books, of the shareholder proposing such business, (c) the class or series and number of shares of the capital stock of the Company owned beneficially or of record by the shareholder on the date of such notice and (d) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of the shareholder in such business. A copy of the By-laws of the Company setting forth the requirements for the nomination of director candidates by shareholders and the requirements for proposals by shareholders may be obtained from the Company's Corporate Secretary at the address indicated on the first page of this Proxy Statement.

    The Annual Report to Shareholders, which includes the Company's Annual Report on Form 10-K for the year ended December 31, 1997 and financial statements of the Company for the year then ended, has been mailed to all shareholders.

                                          By Order of the Board of Directors

                                                          James L. Pate
                                                      Chairman


March 30, 1998

                                   SCHEDULE I
            INFORMATION CONCERNING THE DIRECTORS, DIRECTOR NOMINEES, EXECUTIVE OFFICERS AND CERTAIN EMPLOYEES OF THE COMPANY

    The following table sets forth the name and the present principal occupation or employment (except with respect to the directors, whose principal occupation is set forth in the Proxy Statement), and the name, principal business and address of any corporation or other organization in which such employment is carried on, of (1) the directors, director nominees and executive officers of the Company and (2) certain employees of the Company who may assist in soliciting proxies from stockholders of the Company. Unless otherwise indicated below, the principal business address of each such person is Pennzoil Place, P.
O. Box 2967, Houston, Texas 77252 and such person is an employee of the Company. Directors are indicated with a single asterisk.

       DIRECTORS, DIRECTOR NOMINEES AND EXECUTIVE OFFICERS OF THE COMPANY

                NAME AND PRINCIPAL                                    PRESENT OFFICE OR OTHER
                 BUSINESS ADDRESS                                PRINCIPAL OCCUPATION OR EMPLOYMENT
--------------------------------------------------  ------------------------------------------------------------
Howard H. Baker, Jr.*.............................
801 Pennsylvania Ave., N.W.
Washington, DC 20004

W. J. Bovaird*....................................
P. O. Box 2590
Tulsa, OK 74102

W. L. Lyons Brown, Jr.*...........................
501 Fourth Avenue
Louisville, KY 40202

Ernest H. Cockrell*...............................
1600 Smith Street
Houston, TX 77002

Harry H. Cullen*..................................
P. O. Box 3331
Houston, TX 77253

Alfonso Fanjul*...................................
P. O. Box 1059
Palm Beach, FL 33480

Berdon Lawrence*..................................
P. O. Box 1343
Houston, TX 77251

James L. Pate*....................................  Chairman of the Board and Chief Executive Officer

Brent Scowcroft*..................................
900 Seventeenth Street, N.W.
Washington, DC 20006

Gerald B. Smith*..................................
600 Travis Street
Houston, TX 77002

                NAME AND PRINCIPAL                                    PRESENT OFFICE OR OTHER
                 BUSINESS ADDRESS                                PRINCIPAL OCCUPATION OR EMPLOYMENT
--------------------------------------------------  ------------------------------------------------------------
Cyril Wagner, Jr.*................................
P. O. Box 1714
Midland, TX 79702

Stephen D. Chesebro'..............................  President and Chief Operating Officer

David P. Alderson, II.............................  Group Vice President -- Finance and Accounting

Clyde W. Beahm....................................  Group Vice President -- Products Marketing

Donald A. Frederick...............................  Group Vice President -- Oil and Gas

William M. Robb...................................  Group Vice President -- Products Manufacturing

James M. Wheat....................................  Group Vice President -- Franchise Operations

James W. Shaddix..................................  General Counsel

Linda F. Condit...................................  Vice President and Corporate Secretary

Michael J. Maratea................................  Vice President and Controller

Bruce K. Misamore.................................  Vice President and Treasurer

         CERTAIN EMPLOYEES OF THE COMPANY WHO MAY ALSO SOLICIT PROXIES


                NAME AND PRINCIPAL                                    PRESENT OFFICE OR OTHER
                 BUSINESS ADDRESS                                PRINCIPAL OCCUPATION OR EMPLOYMENT
--------------------------------------------------  ------------------------------------------------------------
Gregory S. Panagos................................  Vice President -- Corporate Communications

Mae Dell Carpenter................................  Manager -- Shareowner Services

John E. Roueche, III..............................  Manager -- Investor Relations

                                  SCHEDULE II
        SHARES HELD BY DIRECTORS, DIRECTOR NOMINEES, EXECUTIVE OFFICERS
                    AND CERTAIN EMPLOYEES OF THE COMPANY AND
            CERTAIN TRANSACTIONS BETWEEN ANY OF THEM AND THE COMPANY

    The shares of Common Stock held by directors, director nominees and David P. Alderson, II, Stephen D. Chesebro', Donald A. Frederick and James W. Shaddix are set forth in the Proxy Statement. The following employees of the Company own the following shares as of March 5, 1998.


                                                                                 SHARES OF COMMON
                                                                                       STOCK
                                    NAME OF                                        BENEFICIALLY
                               BENEFICIAL OWNER                                      OWNED (1)
-------------------------------------------------------------------------------  -----------------
Clyde W. Beahm.................................................................         50,493

William M. Robb................................................................         66,106

James M. Wheat.................................................................         21,781

Linda F. Condit................................................................         18,686

Michael J. Maratea.............................................................         24,532

Bruce K. Misamore..............................................................          9,962

Gregory S. Panagos.............................................................          9,143

Mae Dell Carpenter.............................................................            589

John E. Roueche, III...........................................................            306


------------


(1) Amounts include shares acquirable within 60 days of March 5, 1998 pursuant to the exercise of currently outstanding options as follows: 48,298 for Mr. Beahm, 60,053 for Mr. Robb, 19,209 for Mr. Wheat, 16,146 for Ms. Condit, 23,477 for Mr. Maratea, 9,291 for Mr. Misamore, 8,398 for Mr. Panagos, 106 for Ms. Carpenter and 160 for Mr. Roueche.


                       PURCHASES AND SALES OF SECURITIES

    The following table sets forth information concerning all purchases and sales of securities of the Company by directors, officers, and certain employees since March 5, 1996:

                                                                         DATE OF     NATURE OF    NUMBER OF SHARES
NAME                                                                   TRANSACTION  TRANSACTION    OF COMMON STOCK
---------------------------------------------------------------------  -----------  -----------  -------------------
DIRECTORS AND DIRECTOR NOMINEES:

Howard H. Baker, Jr..................................................   12/16/97     Purchase             2,000

Berdon Lawrence......................................................   08/02/96     Purchase             5,000

James L. Pate........................................................   12/31/96        (1)                 604
                                                                        04/02/97     Purchase             1,000
                                                                        12/31/97        (1)                 436

Brent Scowcroft......................................................   11/12/97     Purchase             1,000

Gerald B. Smith......................................................   01/06/98     Purchase             1,000
                                                                        01/09/98     Purchase               500

OFFICERS:

Stephen D. Chesebro'.................................................   12/23/97     Purchase             2,500

David P. Alderson, II................................................   12/31/96        (1)                 270
                                                                        12/31/97        (1)                 213

                                                                         DATE OF     NATURE OF    NUMBER OF SHARES
NAME                                                                   TRANSACTION  TRANSACTION    OF COMMON STOCK
---------------------------------------------------------------------  -----------  -----------  -------------------
Clyde W. Beahm.......................................................   12/31/96        (1)                 231
                                                                        12/31/97        (1)                 189

William M. Robb......................................................   12/31/96        (1)                 276
                                                                        12/31/97        (1)                 175

James M. Wheat.......................................................   12/31/96        (1)                 204
                                                                        12/31/97        (1)                 415

James W. Shaddix.....................................................   12/31/96        (1)                 518
                                                                        12/31/97        (1)                 408

Linda F. Condit......................................................   12/31/96        (1)                 183
                                                                        12/31/97        (1)                 181

Michael J. Maratea...................................................   12/31/96        (1)                 197
                                                                                        (2)                 132
                                                                        12/31/97        (1)                 200

Bruce K. Misamore....................................................   12/31/96        (1)                 232
                                                                        12/31/97        (1)                 225

CERTAIN EMPLOYEES:

Gregory S. Panagos...................................................   12/31/96        (1)                 147
                                                                        12/31/97        (1)                 165

Mae Dell Carpenter...................................................   12/31/96        (1)                  69
                                                                        12/31/96        (3)                   6
                                                                        12/31/97        (1)                  58
                                                                        12/31/97        (3)                  11

John E. Roueche, III.................................................   12/31/96        (1)                  58
                                                                        12/31/97        (1)                  70
                                                                        12/31/97        (3)                  18


------------

(1) Purchase made pursuant to the Pennzoil Company Savings and Investment Plan during the year ended on the date indicated.

(2) Sale made pursuant to the Pennzoil Company Savings and Investment Plan during the year ended on the date indicated.

(3) Purchase made pursuant to the Pennzoil Company Dividend Reinvestment Plan.

    David P. Alderson, II, Linda F. Condit and Bruce K. Misamore have agreed to serve as the proxies on the Company's WHITE Annual Meeting proxy card.

    Except as disclosed in this Schedule or in the Proxy Statement, none of the Company, any of its directors, director nominees, executive officers or the employees of the Company named in Schedule I owns any securities of the Company or any subsidiary of the Company, beneficially or of record, has purchased or sold any of such securities within the past two years or is or was within the past year a party to any contract, arrangement or understanding with any person with respect to any such securities. Except as disclosed in this Schedule or in the Proxy Statement, to the best knowledge of the Company, its directors, director nominees, executive officers or the employees of the Company named in
Schedule I, none of their associates beneficially owns, directly or indirectly, any securities of the Company.

    Other than as disclosed in this Schedule and in the Proxy Statement, to the knowledge of the Company, neither the Company nor any of its directors, director nominees or executive officers or its employees named in Schedule I has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting.

    Other than as disclosed in this Schedule and in the Proxy Statement, to the knowledge of the Company, neither of the Company nor any of its directors, director nominees or executive officers or its employees named in Schedule I is, or has been within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

    Other than as set forth in this Schedule or in the Proxy Statement, to the knowledge of the Company, neither the Company nor any of its directors, director nominees or executive officers or its employees named in Schedule I, or any of their associates, has had or will have a direct or indirect material interest in any transaction or series of similar transactions since the beginning of the Company's last fiscal year or any currently proposed transactions, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party in which the amount involved exceeds $60,000.

    Other than as set forth in this Schedule and in the Proxy Statement, to the knowledge of the Company, neither the Company nor any of its directors, director nominees or executive officers or its employees named in Schedule I, or any of their associates, has any arrangements or understandings with any person with respect to any future employment by the Company or its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

                                   IMPORTANT

    Your proxy is important. No matter how many shares of Common Stock you own, please give the Company your proxy "FOR" the election of your Board's nominees for director and "AGAINST" the Wyser-Pratte Proposals by signing, dating and returning the Company's WHITE proxy card today in the postage prepaid envelope provided.

                       DO NOT RETURN ANY GOLD PROXY CARDS
                   THAT YOU MAY RECEIVE FROM MR. WYSER-PRATTE

    If you have already submitted a proxy to Mr. Wyser-Pratte for the Annual Meeting, you may change your vote to a vote "FOR" the election of your Board's nominees and "AGAINST" the Wyser-Pratte Proposals by signing, dating and returning the Company's WHITE proxy card, which must be dated after any proxy you may have submitted to Mr. Wyser-Pratte. Only your latest dated proxy for the Annual Meeting will count at the meeting.

    If any of your shares of Common Stock are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such shares and only upon receipt of your specific instructions. Accordingly, please contact the person responsible for your account and instruct that person to execute the Company's WHITE proxy card as soon as possible.

    If you have any questions or require any additional information or assistance, please contact our proxy solicitor:

                               MORROW & CO., INC.
                         CALL TOLL FREE: (800) 566-9061

     [LOGO]
                                                                           PROXY

                                PENNZOIL COMPANY

PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS, ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD THURSDAY, MAY 7, 1998.

The undersigned hereby appoints David P. Alderson, II, Linda F. Condit and Bruce
K. Misamore, jointly and severally, proxies with full power of substitution and resubstitution and with discretionary authority, to represent and to vote, in accordance with the instructions set forth below, all shares of Common Stock which the undersigned is entitled to vote at the 1998 annual meeting of shareholders of Pennzoil Company, and any adjournments or postponements thereof. In their discretion, the proxies may vote cumulatively for the election of directors (other than any for whom authority to vote is withheld below) and upon such other business as may properly come before the meeting.

THIS PROXY WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE DIRECTOR NOMINEES LISTED ON THE REVERSE, FOR APPROVAL OF AUDITORS (ITEM 2) AND AGAINST EACH OF THE WYSER-PRATTE PROPOSALS (LISTED UNDER ITEM 3), AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

PLEASE MARK THIS PROXY AS INDICATED ON THE REVERSE SIDE TO VOTE ON ANY ITEM. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, PLEASE SIGN THE REVERSE SIDE; NO BOXES NEED TO BE CHECKED.

                CONTINUED AND TO BE VOTED AND SIGNED ON REVERSE

Fold and Detach Here                                        Fold and Detach Here

--------------------------------------------------------------------------------

                                     [LOGO]

                      1998 Annual Meeting of Shareholders

                                  May 7, 1998
                             Wortham Theater Center
                                500 Texas Avenue
                              Houston, Texas 77002

          Registration and seating of shareholders begins at 9:00 a.m.
                          Meeting begins at 10:00 a.m.
       Cameras and recording devices will not be allowed in the meeting.

FORM 34-102          PLEASE MARK ALL CHOICES LIKE THIS /X/

  / / TO VOTE FOR ALL ITEMS AS RECOMMENDED BY THE BOARD OF DIRECTORS, MARK THIS
     BOX, SIGN, DATE AND RETURN THIS PROXY. (NO ADDITIONAL VOTE NECESSARY)

           YOUR BOARD OF DIRECTORS UNANIMOUSLY URGES YOU TO VOTE "FOR"
                     THE DIRECTOR NOMINEES AND "FOR" ITEM 2.
         YOUR BOARD OF DIRECTORS UNANIMOUSLY URGES YOU TO VOTE "AGAINST"
             EACH OF THE WYSER-PRATTE PROPOSALS LISTED UNDER ITEM 3.

1. ELECTION OF DIRECTORS                                                  3. WYSER-PRATTE PROPOSALS:
Nominees are W. L. Lyons Brown, Jr. and Ernest H. Cockrell.               (a) To amend the By-laws                          FOR
TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE   (i) To require redemption of rights               / /
                   THROUGH THE NOMINEE'S NAME ABOVE.                               under shareholder rights plan
                                                                                   following certain types of offers.
                                                                          (ii) To require unanimous vote of                 / /
                                                                                   directors for certain corporate
                                                                              actions.
                / / FOR                           / / WITHHOLD
                                                                          (iii) To allow calling of special meetings
         all nominees (except               authority to vote for all              by holders of 10% of the shares.         / /
                                                    nominees
   as marked to the contrary above)
                                                                          (iv) To change advance notice procedures for      / /
                                                                               director nominations
2. APPROVAL OF AUDITORS:                    FOR      AGAINST    ABSTAIN            and shareholders proposals.
  To approve Arthur Andersen LLP as
  independent public accountants.           / /        / /        / /     (v) To deny directors power to amend              / /
                                                                                   or repeal certain By-Laws.
                                                                          (vi) To elect not to be governed by Section       / /
                                                                               203 of the Delaware General Corporation
                                                                               Law.
                                                                          (vii) To repeal all By-Laws adopted by            / /
                                                                                directors since November 1, 1997.
                                                                          (b) To recommend reimbursement of                 / /
                                                                                Wyser-Pratte's proxy solicitation and
                                                                            litigation expenses.

                                                                          NOTE: PLEASE SIGN AS NAME APPEARS HEREON. JOINT OWNERS
                                                                          SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR,
                                                                          ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL
                                                                          TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL
                                                                          CORPORATE NAME BY DULY AUTHORIZED OFFICER. IF A
                                                                          PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY
                                                                          AUTHORIZED PERSON.

1. ELECTION OF DIRECTORS
Nominees are W. L. Lyons Brown, Jr. and   AGAINST    ABSTAIN
TO WITHHOLD AUTHORITY TO VOTE FOR ANY I     / /        / /
                   THROUGH THE NOMINEE'
                                            / /        / /
                / / FOR
         all nominees (except               / /        / /
   as marked to the contrary above)
                                            / /        / /
2. APPROVAL OF AUDITORS:
  To approve Arthur Andersen LLP as
  independent public accountants.           / /        / /
                                            / /        / /
                                            / /        / /
                                            / /        / /

Signature ______________________________ Signature _____________________________

Title ______________________________ Date _______________, 1998

--------------------------------------------------------------------------------

                              THANK YOU FOR VOTING